Exhibit 10.24

REAL ESTATE PURCHASE AGREEMENT

by and between

RAINIER CAPITAL ACQUISITIONS, LP,

a Texas limited partnership,

as “Seller”

and

BC DEVELOPMENT CO., LLC,

a Missouri limited liability company,

as “Buyer”

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SCHEDULE OF EXHIBITS

EXHIBIT “A”	LEGAL DESCRIPTION
EXHIBIT “B”	LIST OF PERSONAL PROPERTY
EXHIBIT “C”	RENT ROLLS
EXHIBIT “D”	CURRENT PROPERTY CONTRACTS
SCHEDULE 1.3	ALLOCATION OF PURCHASE PRICE
EXHIBIT “E”	FORMS OF DEEDS
EXHIBIT “F”	BILL OF SALE AND ASSIGNMENT
EXHIBIT “G”	PROPERTY INFORMATION

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REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 31st day of March, 2010 (the “Effective Date”), by and between RAINIER CAPITAL ACQUISITIONS, LP, a Texas limited partnership (“Seller”), and BC DEVELOPMENT CO., LLC, a Missouri limited liability company (“Buyer”), for the purchase of certain real property more particularly described herein.

RECITALS

A. Seller has entered into that certain Real Estate Purchase Agreement (the “JDL Agreement”) with JDL-CENTERVILLE, LLC, JDL-LAWRENCE, LLC, JDL-SEVIERVILLE, LLC, JDL-CLEVELAND, LLC, JDL-RICHFORD, LLC and JDL-DURHAM 2, LLC (collectively, the “Property Owner”) to purchase those tracts and parcels of land described on Exhibit “A” hereto together with the other assets described in Section 1.1 below.

B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property described in Section 1.1 below under substantially the same terms and conditions as described in the JDL Agreement.

C. Seller and Buyer have set forth herein their agreements with respect to the sale and purchase of the Property.

ARTICLE 1

SALE OF PROPERTY

1.1 Property To Be Sold. Subject to the terms and provisions hereof, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller upon the terms and conditions of this Agreement:

1.1.1 All of those parcels and tracts of land described and/or shown on Exhibit “A” attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land, including without limitation, all right, title and interest (if any) of Seller in and to any streets, alleys, passages, usufructs and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land (collectively, the “Land”).

1.1.2 All of the buildings, structures and other improvements and all fixtures, systems and facilities located on the Land (the “Improvements”).

1.1.3 All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located or situated on or used in connection with the operation of the Land or Improvements, including, without limitation, the personal property listed on Exhibit “B” attached hereto (the “Personal Property”).

1.1.4 All of Seller’s rights in all leases and other occupancy agreements covering any portion of the Land or Improvements (the “Leases”), including all of the leases listed on the Rent Rolls attached hereto as Exhibit “C” (the “Rent Rolls”) and any leases that may be subsequently entered into in accordance with this Agreement, and including Seller’s rights to any tenant deposits held by Seller (the “Tenant Deposits”) pursuant to the Leases.

1.1.5 All of Seller’s right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller’s right, title, and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all use, occupancy, building and operating licenses, permits, approvals, and development rights (iii) any trade name or names used or utilized in connection with the Land and Improvements, (iv) all plans and specifications related to the Land and Improvements, in each case to the extent that Seller may legally transfer the same (the “Intangible Property”).

1.1.6 All of Seller’s rights, if any, in all service contracts (other than management and leasing contracts) affecting the Land or Improvements as set forth on Exhibit “D” attached hereto (the “Property Contracts”), to the extent Buyer assumes the same in accordance with Section 3.4 below.

1.1.7 All rights, which the Seller may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Seller and related to or used in connection with the existing business operation of the Land and Improvements (the “Miscellaneous Property”).

1.1.8 The Land and Improvements are hereinafter sometimes referred to collectively as the “Real Property” and the Real Property, Personal Property, Leases, Tenant Deposits, Intangible Property, the Property Contracts and the Miscellaneous Property, are hereinafter sometimes referred to collectively as the “Property.”

1.2 Purchase and Sale. Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer all of Seller’s right, title and interest in and to the Property, on the terms and conditions set forth in this Agreement.

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall collectively be Forty Four Million Five Hundred Thousand and 00/100s Dollars ($44,500,000.00), and shall be allocated as set forth on Schedule 1.3 attached hereto and incorporated herein by reference. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds.

1.4 Deposit. Within one (1) Business Day after the Effective Date, Buyer shall deliver to Chicago Title Insurance Corporation, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240 Attn: David Long [Telephone: 214-987-6789; Facsimile: 214-987-6788; Email: david.long@cttdallas.com] (“Escrow Holder”), a good faith deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Deposit”), and within one (1)

Business Day following the end of the Due Diligence Period (defined below in Section 3.2), assuming Buyer has not previously terminated this Agreement, Buyer shall deliver to Escrow Holder an additional good faith deposit (“Additional Deposit”) of One Hundred Thousand and 00/100 Dollars ($100,000.00). The Initial Deposit and the Additional Deposit shall be collectively referred to as the Deposit. Subject to the provisions of Section 5.2.2 below, the Deposit shall be held in an insured, interest-bearing account with interest accruing for the benefit of Buyer. The Deposit (including any interest thereon) shall be applied to the Purchase Price if the Closing occurs. After the expiration of the Due Diligence Period, the Deposit shall be nonrefundable to Buyer unless escrow fails to close due to Seller’s breach or default under this Agreement, there is a failure of a representation or warranty by Seller to be true and correct as of the Closing, there is a failure of a condition precedent set forth in Section 5.4, there is a casualty or condemnation, or as otherwise expressly provided in this Agreement, and shall constitute liquidated damages to Seller if escrow fails to close solely as a result of Buyer’s default as provided in Section 6.1 below. In the event Buyer shall elect to terminate this Agreement during the Due Diligence Period, the Deposit shall be returned to Buyer as provided in Section 3.6 below.

1.5 Closing Date.

1.5.1 The closing (“Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than July 14, 2010.

1.5.2 Buyer shall have the right to unilaterally extend the Closing Date for two additional thirty-day periods beyond the Closing Date provided in Section 1.5.1 above. In order to exercise this right to extend the Closing Date for thirty (30) days, Buyer shall provide written notice to the Seller of its election to extend the Closing Date for up to thirty (30) days (“Closing Extension Notice”) and deliver to Seller the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Closing Extension Deposit”) not later than one (1) Business Day prior to the originally scheduled Closing Date. If Buyer desires to extend the Closing Date for an additional thirty (30) days, Buyer shall deliver to Seller a second Closing Extension Notice and a second Closing Extension Deposit in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) not later than one (1) Business Day prior to the first extended Closing Date. Any Extension Deposits delivered to Seller shall not be deemed part of the Deposit, but shall nevertheless be applied to the Purchase Price if the Closing occurs. If Closing does not occur all Extension Deposits shall be retained by Seller unless the failure to close on the purchase of the Property results from either (i) Seller fails to execute and deliver the Deeds required by Section 5.6.1; (ii) Seller fails or refuses to satisfy at Closing all outstanding mortgages and deeds of trusts encumbering the Property; or (iii) Buyer terminates this Agreement as permitted under Article 7.

ARTICLE 2

TITLE AND SURVEY

2.1 Title and Survey. During the Due Diligence Period, Buyer may obtain a preliminary title report or commitment (the “Preliminary Report”) from Chicago Title Insurance Corporation, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240 Attn: David Long [Telephone: 214-987-6789;

Facsimile: 214-987-6788; Email: david.long@cttdallas.com] (the “Title Company”), together with legible copies of all recorded encumbrances and exceptions to title as well as an existing survey, if any, from Seller. Buyer may, at its option and at its expense, (i) conduct UCC searches covering Seller and the Property (the “UCC Searches”) and (ii) order an update of the existing survey of the Real Property by a licensed surveyor or registered professional engineer (the “Survey”).

2.2 Review of the Preliminary Report, Survey and UCC Searches; Objection; Approval or Termination. Buyer shall until April 30, 2010 to deliver to Seller a notice (the “Title Objection Notice”) setting forth (i) any matters shown on the Preliminary Report, to which Buyer objects and requires be eliminated, (ii) any modifications, supplements or other modifications of any the legal description, description of exceptions or other matters set forth in the Preliminary Report, and (iii) any endorsements or other affirmative title insurance coverage required to be included in the Title Policy (collectively, clauses (i), (ii) and (iii) herein shall be referred to hereinafter as the “Title Objections”). Buyer may make its determination of whether any of the matters contained in the Preliminary Report, Survey or UCC Searches (collectively, the “Title Reports”) are appropriate or are objectionable in its sole discretion. Buyer’s failure to give the Title Objection Notice on or before April 30, 2010 shall be deemed to constitute Buyer’s approval of matters disclosed in the Title Reports. If Buyer delivers a Title Objection Notice, Seller shall have ten (10) Business Days from the receipt of Buyer’s notice to provide Buyer with written notice of Seller’s election to remove or otherwise cure to Buyer’s satisfaction the Title Objections prior to the Closing (“Seller Response Notice”); provided however, and notwithstanding Buyer’s inclusion or lack thereof in any Title Objection Notice, Seller shall be obligated to eliminate all monetary liens or encumbrances, and any exceptions created or consented to by Seller or Property Owner after the Effective Date, unless approved in writing by Buyer, which Seller shall cause to be released at Closing. If Seller timely delivers notice of election not to cure a disapproved item, then Buyer may either (i) elect to terminate this Agreement, or (ii) waive in writing its prior disapproval of such item and accept title subject to such previously disapproved item by delivering notice of Buyer’s election to Seller within three (3) Business Days after the receipt of the Seller Response Notice. If Seller fails to timely deliver the Seller Response Notice within such ten (10) Business Day period, then Seller shall be deemed to have elected not to cure all of the disapproved matters set forth in Buyer’s Title Objection Notice. If Buyer fails to deliver its notice of election to terminate this Agreement or waive its prior disapproval within such three (3) day business period following Seller’s Response Notice, Buyer shall be deemed to have disapproved of Seller’s Response Notice and this Agreement shall terminate. If this Agreement is terminated pursuant to this Section 2.2, the provisions of Section 3.6 shall apply.

2.3 Required Title Condition. Title to the Property shall be conveyed to Buyer subject only to the following permitted encumbrances (the “Required Title Condition”): (a) current, non-delinquent real estate taxes and assessments, (b) the matters set forth in the Title Reports and approved by Buyer pursuant to the terms and provisions of Section 2.2 above, (c) the Leases, and (d) any other matters approved in writing by Buyer.

ARTICLE 3

INSPECTION AND DUE DILIGENCE PERIOD

3.1 Access. From and after the Effective Date through the Closing, Buyer, personally or through its authorized agent or representatives, shall be entitled, upon reasonable advance notice to Seller, and prior approval by the tenant occupying the Property, to enter upon the Property during normal business hours and shall have the right to make such investigations, including tenant interviews, appraisals, engineering studies, soil tests, environmental studies and underwriting analyses, as Buyer deems necessary or advisable. Buyer shall have the right to conduct a Phase I environmental site assessment, and, if necessary, a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Property). Buyer’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of any tenant or its employees, licensees or invitees. Buyer hereby agrees to indemnify and hold Seller (and Seller’s agents, advisors, partners, members, owners, officers and directors, as the case may be) harmless from any physical damages arising out of all inspections and investigations by Buyer or its agents or independent contractors.

3.2 Due Diligence Period. Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 14, 2010 (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate.

3.3 Items to be Provided by Seller. No later than one (1) Business Day after the Effective Date, Seller shall deliver to Buyer accurate and complete copies of all of the information set forth on Exhibit “G” attached hereto and incorporated herein (“Property Information”). In addition to the foregoing deliveries, Seller shall make available to Buyer for inspection and copying the originals of any of the Property Information and any and all other documents, instruments, studies, reports, surveys, maps, files, correspondence (including without limitation, tenant correspondence files), reports and other materials related to the Property and not included in the Property Information. Seller agrees to update, provide and make available to Buyer new Property Information as it becomes available to Seller. Where audited financial statements are required, to the extent Property Owner does not have audited financial statements, if so requested by Buyer, Seller shall use all commercially reasonable efforts to cause Property Owner to permit Buyer’s auditor conduct an audit of the property financial statements and other information, at Buyer’s sole cost and expense. Where financial statements are required to be prepared in accordance with generally accepted accounting principals (GAAP), to the extent Property Owner does not have such financial statements, if so requested by Buyer, Seller shall use all commercially reasonable efforts to cause Property Owner to permit Buyer’s accountants prepare Seller’s financial statements in accordance with GAAP, at Buyer’s sole cost and expense.

3.4 Termination of Property Contracts. Seller shall have fifteen (15) days from the Effective Date of this Agreement to notify Buyer of any Property Contracts that cannot be terminated as of the Closing Date (the “Excepted Property Contracts”). Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller of any Property Contract which Buyer wishes to retain and assume as of the Closing. Unless otherwise expressly agreed to by Buyer, all Property Contracts, including without limitation all property management agreements and leasing agreements, (except for the Excepted Property Contracts) shall be terminated by Seller, at Seller’s expense, as of the Closing Date.

3.5 Buyer’s Possible Early Termination. Buyer shall have the right to approve in Buyer’s sole and absolute discretion, the Property, the Property Information, the Preliminary Report, any Supplemental Report, the Survey, the UCC Searches, or any other matter whatsoever regarding the Property. On or before the last day of the Due Diligence Period, Buyer shall provide written notice (“Approval Notice”) to Seller and Escrow Holder that Buyer has approved the Property. Buyer’s failure to provide an Approval Notice upon the expiration of the Due Diligence Period shall be deemed disapproval of the Property. At any time prior to the expiration of the Due Diligence Period, Buyer may provide written notice to Seller and Escrow Holder disapproving the Property (“Disapproval Notice”). Upon the giving of a Disapproval Notice or the deemed disapproval of the Property, this Agreement shall automatically terminate and the provisions of Section 3.6 shall apply.

3.6 Consequences of Buyer’s Early Termination. Upon the giving of a Disapproval Notice or upon deemed disapproval pursuant to Section 2.2 or Section 3.5, this Agreement shall immediately terminate, and the parties shall be released from all further obligations under this Agreement (except with respect to any provisions that by their terms survive a termination of this Agreement); provided, however, that if Seller is in default hereunder at the time of such termination, Section 6.2 shall additionally apply. Escrow Holder shall pay the entire Deposit to Buyer not later than three (3) Business Days following receipt of Buyer’s Disapproval Notice (as long as the then-current investment of the Deposit can be liquidated in three (3) Business Days). No notice to Escrow Holder from Seller shall be required for the release of the Deposit to Buyer by Escrow Holder under this Section, and the Deposit shall be released and delivered to Buyer upon Escrow Holder’s receipt of Buyer’s Disapproval Notice prior to the expiration of the Due Diligence Period despite any objection or potential objection by Seller.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Seller’s Representations. Except as otherwise disclosed in writing to Buyer and as acknowledged by Buyer and Seller in Section 4.1.29 hereof, Seller warrants and represents to Buyer as follows:

4.1.1 Seller is a duly formed and validly existing limited partnership organized under the laws of Texas. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

4.1.2 Seller has or will cause to be conveyed to Buyer good and marketable title to the Property. There are no outstanding rights of first refusal, rights of reverter or options to purchase relating to the Property or any interest therein except for a right of first refusal in favor of James Campbell Company, LLC (“Campbell LLC”) with respect to the Durham Parcel. To Seller’s knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller or Property Owner has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, subject to the Leases, without material complaint or objection by any person.

4.1.3 Neither Seller nor to the best of Seller’s knowledge, Property Owner, is a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.1.4 Neither Seller nor to be best of Seller’s knowledge, Property Owner, nor any of their affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.1.5 No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement, or, to the best of Seller’s knowledge, by Property Owner under the JDL Agreement or the performance of their obligations hereunder or thereunder, except for the authorization, consent or approval of the tenant as may be required by the Leases.

4.1.6 There are no actions, suits or proceedings pending, or, to the best of Seller’s knowledge, threatened (a) affecting Seller, which if determined adversely, would affect its ability to perform its obligations hereunder; or (b) against any portion of the Property. To the best of Seller’s knowledge, there are no actions, suits or proceedings pending or threatened against Property Owner, which if determined adversely, would affect its ability to perform under the JDL Agreement.

4.1.7 Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally. To the best of Seller’s knowledge, Property Owner has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

4.1.8 To the best of Seller’s knowledge, neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the articles of incorporation and by-laws or other organization certificate and/or partnership or operating agreement of Seller, or (ii) any law or any order, writ, injunction or decree of any court or governmental authority, or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument. To the best of Seller’s knowledge, neither the execution, delivery or performance of the JDL Agreement nor compliance therewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the articles of incorporation and by-laws or other organization certificate and/or partnership or operating agreement of Seller or Property Owner, or (ii) any law or any order, writ, injunction or decree of any court or governmental authority, or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

4.1.9 Seller has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the Property except as provided in the Property Information. To the best of Seller’s knowledge, Property Owner has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the Property except as provided in the Property Information.

4.1.10 There is no pending, threatened or contemplated condemnation proceeding relating to the Property to the best of Seller’s knowledge, and Seller has not received any written notice from any governmental agency or official to the effect that any such proceeding is contemplated. To the best of Seller’s knowledge, Property Owner has not received any written notice from any governmental agency or official to the effect that any such condemnation proceeding is contemplated.

4.1.11 Seller has delivered or made available to Buyer complete copies of all Leases and other occupancy agreements affecting the Property. The Rent Rolls are true, correct and complete in all material respects. All the Leases are in full force and effect. Seller covenants that Buyer will be a permitted assignee (subject to the tenant’s consent as required by the Leases), under each of the Leases at Closing. Neither Seller, Property Owner nor any tenant shall be in default under the Leases and at Closing and there will exist no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default of either Seller, Property Owner or any tenant. No tenant is asserting any claim of offset or other defense in respect of the landlord’s obligations under the Leases, and there are no unresolved disputes relating to the calculation of additional rent under the Leases. There are no pending or incomplete tenant improvements and unpaid tenant improvement costs and leasing commissions with respect to the Leases and no pecuniary obligation to tenants and brokers has vested or accrued and is owed by Seller or to the best of Seller’s knowledge, Property Owner, except that shall be fully completed and paid in full prior to Closing.

4.1.12 The statements of revenue and expenses for the Property operations for the periods ending December 31, 2007, December 31, 2008 and December 31, 2009 to be provided by Seller to Buyer and any year-to-date statements of revenue and expenses for the Property operations (collectively, the “Financial Statements”) are true, correct and complete in all material respects. The Financial Statements present fairly, in all material respects, the information contained therein for the periods indicated therein in conformity with accounting principles generally accepted in the United States of America (not GAAP). Property Owner has agreed in the JDL Agreement that, subject to the inclusion of certain disclaimers and cautionary statements to investors as described in Section 4.2.4 of the JDL Agreement, Buyer (or an affiliate thereof) may include the Financial Statements in registration statements, prospectuses, or similar documents in connection with syndications, private placements or public offerings of securities or interests by Buyer’s, or any of Buyer’s affiliates or assignees (collectively, “Offering Entity”) and any reporting requirements for such syndications, private placements or public offerings under applicable federal and state laws (collectively, the “Offering Documents”). Seller will use commercially reasonable best efforts to persuade Property Owner to remove the foregoing requirement of those certain disclaimers and cautionary statements as set forth in Section 4.2.4 of the JDL Agreement.

4.1.13 If requested by Buyer, Seller agrees to use all commercially reasonable efforts to cause Property Owner to request, at Buyer’s sole cost and expense, Property Owner’s independent accountants to provide an executed audit report issued with respect to the Financial Statements (the “Audit Report”) and an executed consent to the inclusion of their Audit Report together with a standard accountant’s “comfort” letter with regard to the Financial Statements in any Offering Documents.

4.1.14 Seller agrees to use all commercially reasonable efforts to cause Property Owner to reasonably cooperate with Buyer’s auditor in connection with its delivery of any audit opinions or comfort letters relating to audited financial statements consents to the dissemination of any such audited financial statements, opinions or letters as may be required by Buyer or its auditor. All costs and expenses associated with any new reports, opinions or letters required by this section, including, but not limited to, any costs incurred by Seller or Property Owner in connection therewith, shall be borne, or promptly reimbursed, by Buyer.

4.1.15 Seller has delivered or made available to Buyer true and complete copies of all management and leasing contracts to which Property Owner is a party and affecting the Property and, to the best of Seller’s knowledge, all other contracts, agreements, documents, reports, materials and information that are in Seller’s possession or control with respect to the ownership, use and/or operation of the Property. Neither Seller nor to the best of Seller’s knowledge, Property Owner, has within the last year received any written notice of any default under any Property Contract or other such contract or agreement that has not been cured or waived.

4.1.16 There are no debts or other liabilities or obligations relating to the Leases or the Property, including but not limited to tenant improvement costs and leasing commissions, vesting, accruing and/or arising prior to Closing which will be due or payable from or by Buyer.

4.1.17 Seller has not received any written notice from, and is otherwise aware of no grounds for, any association, declarant or easement holder requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any restrictions or covenants recorded against the Property. To the best of Seller’s knowledge, Property Owner has not received any written notice from, and is otherwise aware of no grounds for, any association, declarant or easement holder requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any restrictions or covenants recorded against the Property.

4.1.18 Except as disclosed in the Property Information, to the best of Seller’s knowledge, there are no material defects in the structural elements of the Improvements and all improvements (including, without limitation, machinery, equipment, electrical, plumbing, heating and air conditioning systems and equipment) located on the Property are in good mechanical working order, condition and repair, and are structurally safe and sound and have no material defect (reasonable wear and tear excepted), and, there is no material leak or material defect in any roof located upon the Property.

4.1.19 Seller has not received any written notice from, and is otherwise aware of no grounds for, any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act), which has not been cured or waived. To the best of Seller’s knowledge, Property Owner has not received any written notice from, and is otherwise aware of no grounds for, any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act), which has not been cured or waived.

4.1.20 The Property is properly zoned for its current use. To the best of Seller’s knowledge, there is no pending or threatened request, application or proceeding to alter or restrict the zoning or other use restrictions applicable to the Property and to the best of Seller’s knowledge there is no plan, study or effort by any governmental authority or agency or any private party or entity that in any way affects or would affect the authorization of the current use and operation of the Property.

4.1.21 Seller has not received any written notice of an intention to revoke any certificate of occupancy, license, or permit issued in connection with the Property. To the best of Seller’s knowledge, Property Owner has not received any written notice of an intention to revoke any certificate of occupancy, license, or permit issued in connection with the Property.

4.1.22 Seller has received no notice that the Property or any portion thereof contains any form of toxic mold. To the best of Seller’s knowledge, Property Owner has received no notice that the Property or any portion thereof contains any form of toxic mold.

4.1.23 To the best of Seller’s knowledge, there are no Hazardous Materials stored on, incorporated into, located on, present in or used on the Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations as of the date of this Agreement or, upon the Close of Escrow hereunder, in existence on the Close of Escrow. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas: and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the state, the county, the city or any other political subdivision in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

4.1.24 To the best of Seller’s knowledge, there are no claims pending or unpaid bills which would result in the creation of any lien on the Property for any improvements completed or in progress, including, but not limited to, water, sewage, street paving, electrical or power improvements. There are no delinquent bills or claims in connection with any repair of the Property or other work or material purchased in connection with the Property which will not be paid by or at the Close of Escrow or placed in escrow pursuant to the provisions of this Agreement.

4.1.25 No treatment has been undertaken by Seller or to the best of Seller’s knowledge, Property Owner, with respect to termite or similar infestation, fungi, or dry rot on the Property other than normal periodic service, and to the best of Seller’s knowledge, there is no damage to any portion of the Property from termite or similar infestation, fungi or dry rot.

4.1.26 Seller has received no notices or requests from any insurance company issuing any policy of insurance covering the Property requesting the performance of any work with respect to the Property or the Improvements located thereon which has not been fully complied with. To the best of Seller’s knowledge, Property Owner, has received no notices or requests from any insurance company issuing any policy of insurance covering the Property requesting the performance of any work with respect to the Property or the Improvements located thereon which has not been fully complied with.

4.1.27 Seller will not take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow. Seller shall immediately notify Buyer, in writing, of any event or condition known to Seller which occurs prior to the Close of Escrow hereunder, which causes a change in the facts relating to, or the truth of, any of the representations or warranties.

4.1.28 All information given by Seller to Buyer in this Agreement or in connection with the transactions contemplated hereunder shall be true and accurate in every material respect as of the date hereof and at the Close of Escrow, and Seller has not failed to disclose any fact to Buyer necessary to make the statements herein or otherwise provided in connection with the transactions contemplated hereunder not misleading and Seller has no knowledge or information of any facts, circumstances, or conditions that are inconsistent with the representations and warranties contained herein. Seller shall promptly inform Buyer in writing if Seller becomes aware that (i) any material adverse change in the condition, financial or otherwise, of the Property, or the operation thereof, has occurred at any time prior to the Close of Escrow or (ii) any information, document, agreement or other material delivered to Buyer has been amended, superseded, modified or supplemented.

4.1.29 It is understood and acknowledged by Buyer that Seller intends to have the Property Owner directly deed title to the aforementioned tracts and parcels of land and convey the other assets to Buyer. It is further understood and acknowledged by Buyer that notwithstanding anything herein to the contrary, Seller does not intend to take title to any real property or other assets under the JDL Agreement. As a consequence of these intended actions, Buyer understands and acknowledges that certain of the foregoing Seller representations and warranties are based upon materials and information provided by Property Owner to Seller, and do not result from Seller’s direct or indirect involvement with the Property. Notwithstanding the foregoing, it is understood and acknowledged by Seller that Buyer is relying upon the representations and warranties of Seller contained herein as if Seller was the owner of the Property.

4.2 Buyer’s Representations. Buyer makes the following representations and warranties to Seller that:

4.2.1 Buyer is a duly formed and validly existing limited liability company in good standing under the laws of the State of Missouri.

4.2.2 Buyer has full right, power and authority and is duly authorized to enter into this Agreement and to perform each of these covenants on it part to be performed hereunder and to execute and deliver and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2.3 The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer.

4.3 Survivability of Representations and Warranties. The representations and warranties of Seller and Buyer set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months.

4.4 Leasing & Other Activities Prior to Closing.

4.4.1 Leasing Activities. Except as set forth in Section 5.4 below, Seller shall not, from the Effective Date, consent to any request by Property Owner to enter into any new leases (including renewals, except a renewal or expansion required as of right by a tenant under its existing Lease), enter into any modification or amendment to any existing Lease, or consent to any sublease under any existing Lease, in each case, without the prior written consent of Buyer, which will not be unreasonably withheld, delayed or conditioned. Seller represents that, to the best of Seller’s knowledge, no leasing commissions, rent concessions or tenant improvement allowances will be due or are owing with respect to any Lease renewals that can be entered into as of right by any current tenant.

4.4.2 Service Contracts. Seller shall not, from the Effective Date, consent to any request by Property Owner to enter into any new service contracts for the Property or modifications, renewals or terminations of any existing service contracts that would materially affect the Property after Closing, without the written consent of Buyer, which consent will not be unreasonably withheld, delayed or conditioned.

4.4.3 Conducting Business. At all times prior to Closing, Seller shall use all commercially reasonable efforts to cause Property Owner to continue to (i) conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (ii) insure the Property substantially as it is currently insured. Property owner has represented to Seller under the JDL Agreement that the Property is currently insured.

4.4.4 Encumbrances. At all times prior to Closing, Seller shall not, from the Effective Date, consent to any request by Property Owner to sell, mortgage, pledge, encumber, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein without the prior written consent of Buyer, which may be given or withheld in Buyer’s sole discretion; and Seller shall not consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

4.4.5 Monthly Operating Statements. Seller shall promptly provide Buyer with copies of the monthly operating statements received from Property Owner as provided in the JDL Agreement for the operation of the Property for each month commencing with the month during which the Effective Date occurs, and continuing for each full calendar month thereafter until the Closing Date.

4.4.6 Cooperation with Buyer’s Lender. Seller agrees to cooperate and to use all commercially reasonable efforts to cause Property owner to cooperate with Buyer’s lender, to provide lender’s agents with access to the Property, and to comply with lender’s reasonable requests for documentation or affidavits regarding the operation, condition, and ownership of the Property.

4.5 Indemnifications.

4.5.1 Seller’s Indemnity. In addition to any other applicable rights under this Agreement, Seller agrees to indemnify, defend and hold Buyer and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Buyer’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Buyer’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to (i) the ownership of the Property prior to Closing, (ii) any breach or nonperformance by Seller of any provision or covenant contained in this Agreement or in any certificate or other instrument or document furnished (or to be furnished) by Seller with respect to the transactions contemplated hereunder, (iii) any liability arising because of a breach of lease, breach of contract, or other matter related to the Property which occurred or arose or is alleged to have occurred or arisen prior to Closing and which is not due to actions taken by Buyer, or (iv) the breach of any representation or warranty of Seller contained in this Agreement. The indemnities set forth in this Section shall survive Closing for a period of twelve (12) months. Provided, however, that the indemnities set forth in this Section shall not apply to the extent of any item that by this Agreement specifically becomes the obligation of Buyer after the Closing pursuant to the terms and conditions of this Agreement.

4.5.2 Buyer’s Indemnities.

(a) Property. In addition to any other applicable rights under this Agreement, Buyer agrees to indemnify, defend and hold Seller and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Seller’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Seller’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to (i) the ownership of the Property on and after the date of the Closing, (ii) any breach or nonperformance by Buyer of any provision or covenant contained in this Agreement or in any certificate or other instrument or document furnished (or to be furnished) by Buyer with respect to the transactions contemplated hereunder, (iii) any liability arising because of a breach of lease, breach of contract or other matter related to the Property which occurred or is alleged to have occurred after Closing and which is not due to actions taken by Seller, or (iv) the breach of any representation, warranty or covenant of Buyer contained in this Agreement. The indemnities set forth in this Section shall survive Closing without limitation. Provided, however, that the indemnities set forth in this Section shall not apply to the extent of any item that specifically remains the obligation of Seller after the Closing pursuant to the terms and conditions of this Agreement.

(b) Offering Documents. Buyer shall indemnify, defend and hold harmless Seller’s Indemnified Parties from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Seller’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to the Offering Documents and any third-party claims in connection with, arising from, or related to any securities offering by, or investment in, the Offering Entity.

ARTICLE 5

CLOSING

5.1 Escrow Holder. The Closing shall occur through the Escrow opened at the Escrow Holder named in Section 1.4. Escrow Holder is designated, authorized and instructed to act as Escrow Holder pursuant to the terms of this Agreement.

5.2 Escrow Instructions; Opening of Escrow. This Agreement shall constitute initial escrow instructions to Escrow Holder. The parties shall execute any additional escrow instructions reasonably required by Escrow Holder to consummate the transaction provided for herein (including Escrow Holder’s so-called “general provisions”); provided, however, such additional escrow instructions shall not modify the provisions of this Agreement, unless such instructions (i) clearly identify the specific provisions being modified, (ii) state the modification in full, and (ii) are signed by both parties. Within two (2) Business Days after the Effective Date, the parties shall open escrow by delivering three (3) executed originals of this Agreement to Escrow Holder (“Opening of Escrow”). Upon receipt of the Agreement, Escrow Holder shall acknowledge the Opening of Escrow as described below and its agreement to act as the Escrow Holder hereunder by: (a) executing the Consent of Escrow Holder attached hereto; (b) delivering a copy of the executed Consent to Seller and Buyer and (c) delivering one (1) original of the Agreement to Seller at the address of Seller specified in Section 9.7 and one (1) original of the Agreement to Buyer at the address of Buyer’s counsel specified in Section 9.7.

5.2.1 Escrow Instructions; Opening of Escrow. The Escrow Holder shall invest the Deposit and such other funds as are intended to be escrowed hereunder (the “Escrow Funds”) in one or more government insured interest-bearing accounts satisfactory to Buyer, shall not commingle the Earnest Money with any funds of Escrow Holder or others, and shall promptly provide Buyer with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Buyer accepts all risks with regard to such account. The Escrow Holder shall not be responsible for any loss, diminution in value or failure to achieve a greater profit as a result of such investments. Also, the Escrow Holder assumes no responsibility for, nor shall said Agent be held liable for, any loss occurring which arises from (i) failure of the depository institution, (ii) the fact that some banking instruments, including without limitation repurchase agreements and letters of credit are not covered by the Federal Deposit Insurance Corporation, or (iii) the fact that the amount of the Escrow Deposit may cause the aggregate amount of any depositor’s accounts to exceed $250,000 and that such excess amount is not insured by the Federal Deposit Insurance Corporation.

5.2.2 Permitted Transfer of Escrow Funds to JDL Agreement Deposit. The Escrow Holder shall release to Seller all or a portion of the Escrow Funds if so requested in writing by Seller, provided, however, that the amount released to Seller is not greater than the balance of the Deposit held by Escrow Holder under the terms of the JDL Agreement. Escrow Holder shall promptly notify Buyer of any such release to Seller of Escrow Funds. In the event that Buyer would be entitled to a refund of the Escrow Funds under the terms of this Agreement without Seller’s consent, then Escrow Holder shall notify Seller of such pending refund to Buyer and Seller shall have three (3) Business Days to deposit with Escrow Holder the amount required to be distributed to Buyer hereunder. If Seller fails to deposit with the Escrow Holder the amount of the Escrowed Funds to be refunded to Buyer within such three Business Day period, then such refund to Buyer shall be made from the Deposit held by Escrow Holder under the JDL Agreement.

5.2.3 Escrow Holder’s General Provisions. The Escrow Holder is not a trustee for any party for any purpose, and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed. The Escrow Holder may conclusively rely upon and act in accordance with any certificate, instructions, notice, letter, telegram, cablegram other written instrument believed to be genuine and to have been signed or communicated by the proper party or parties.

5.2.4 Indemnification of EscrowHolder. The Seller and Buyer shall indemnify, save, defend, keep and hold harmless the Escrow Holder from any and all loss, damage, cost, charge, liability, cost of litigation, or other expense, including without limitation attorney’s fees and court costs, arising out of its obligations and duties, including but not limited to (i) disputes arising or concerning amounts of money to be paid, (ii) funds available for such payments, (iii) persons to whom payments should be made or (iv) any delay in the electronic wire transfer of funds, as Escrow Holder, unless Escrow Holder’s actions constitute gross negligence or willful misconduct. In addition to the foregoing, Seller shall indemnify, save, defend, keep and hold harmless the Escrow Holder from any and all loss, damage, cost, charge, liability, cost of litigation, or other expense arising out of its obligations and duties under the JDL Agreement as a result of the refund to Buyer of the transferred Escrow Funds as described in Section 5.2.2 above.

5.3 Closing. “Close of Escrow” or “Closing” means the date Escrow Holder disburses funds in accordance with this Agreement and is irrevocably committed to record the Deeds in favor of Buyer. The Closing shall take place on the Closing Date set forth in Section 1.5, as the same may be extended, provided all conditions to the Closing have been satisfied or duly waived.

5.4 Conditions Precedent Favoring Buyer. In addition to any other conditions precedent in favor of Buyer as may be expressly set forth elsewhere in this Agreement, Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 5.4 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only, by written notice of such waiver from Buyer to Seller.

5.4.1 Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

5.4.2 On the Closing Date, all of the representations and warranties of Seller set forth in Section 4.1 hereof shall be true, accurate and complete.

5.4.3 No later than five (5) Business Days prior to the Closing Date, Seller shall have obtained a Conforming Tenant Estoppel Certificate from every tenant under a Lease on the Property in the form customarily provided by the tenant (the “Estoppel Certificate”) dated no earlier than sixty (60) days prior to Closing. As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” or “Estoppel Certificate” means the form of lease status report required pursuant to Clause 5 of GSA Form 3517 (which comprise a part of such Tenant’s Lease) that (a) sets forth the information required by such Clause 5 of GSA Form 3517, (b) does not contain any modification or addition that is materially adverse to Buyer and (c) does not reveal any default under the applicable Lease or a condition which with notice or the passage of time would constitute a default under the applicable Lease.

5.4.4 Tenants listed on the Rent Rolls will be in occupancy of their respective leased premises, each such lease will be free from any default on the part of Seller, as landlord, or the tenant, as tenant thereunder, and each such tenant shall be paying rent and be current in the payment of all rentals due under its lease.

5.4.5 At Closing, the Title Company shall issue to Buyer an ALTA Form B (1970) extended coverage Owner’s Policy of Title Insurance or similar policy reasonably acceptable to Buyer (“Title Policy”) insuring Buyer’s fee simple title to the Property for the sum equal to the Purchase Price subject only to the standard exclusions from coverage contained in such policy, conforming to the Required Title Condition set forth in Section 2.3 above and containing such endorsements as Buyer shall have required. The foregoing notwithstanding, Buyer may elect not to obtain a Title Policy in connection with its acquisition of the Property and, in lieu thereof, receive a credit against the Purchase Price in an amount equal to the premium for that portion of the face amount of the Title Policy for which Seller is otherwise obligated under Section 5.8.1 below; provided that Buyer must apply such amount to the purchase of a Title Policy for the Property issued by the Title Company in a subsequent transaction closed at the Title Company within two (2) Business Days of the Closing Date.

5.4.6 There shall have been no material adverse change in the physical condition of the Property from the end of the Due Diligence Period through the Closing Date, normal wear and tear excepted.

5.4.7 Seller shall have delivered an estoppel certificate from the party primarily entitled to enforce any restrictive covenants encumbering the Property, confirming that there are no unpaid assessments or defaults under such restrictive covenants.

5.5 Conditions Precedent Favoring Seller. In addition to any other condition precedent in favor of Seller as may be expressly set forth elsewhere in this Agreement, Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 5.5 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

5.5.1 Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

5.5.2 On the Closing Date, all of the representations of Buyer set forth in this Agreement shall be true, accurate and complete.

5.6 Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer, at Seller’s sole expense, each of the following items:

5.6.1 A separate special warranty deed or its equivalent for each of the Parcels identified in the Recitals (the “Deeds”) duly executed and acknowledged by either (i) Seller, if Seller has acquired title to the Parcels from Property Owner, or (ii) Property Owner, if Seller has not acquired title to the Parcels from Property Owner, substantially in the form for such Parcel attached hereto as Exhibits “E-1” through “E-6.”

5.6.2 A bill of sale, general assignment and assignment and assumption of leases (the “Bill of Sale and Assignment”) in the form attached hereto as Exhibit “F” which shall transfer, convey, sell, assign and set over to Buyer all of Seller’s and Property Owner’s right, title and interest in and to the Personal Property, Leases, Tenant Deposits, Property Contracts, Intangible Property and Miscellaneous Property.

5.6.3 Originals of all Leases or occupancy agreements (with all amendments and modifications thereto) in Seller’s possession or control relating to the Property, together with the Estoppel Certificate required under Section 5.4.3 of this Agreement.

5.6.4 All keys in Seller’s possession to all locks on the Property and all documents in the possession of Seller pertaining to tenants of the Property, including all applications, correspondence and credit reports relating to such tenants.

5.6.5 A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Internal Revenue Code.

5.6.6 Such evidence, documents, affidavits and indemnifications as may be reasonably required by the Title Company as a precondition to the issuance of the Title Policy relating to: (i) mechanics’ or materialmen’s liens; (ii) parties in possession; (iii) the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property; or (iv) any other matter reasonably required to enable the Title Company to issue the Title Policy and endorsements thereto.

5.6.7 Originals of all Property Contracts assumed by Buyer and all other documents in the possession of Seller relating to the operation of the Property including all permits, licenses, approvals, plans, specifications, guaranties and warranties.

5.6.8 A duly executed closing statement reflecting the adjustments and prorations required by this Agreement (the “Closing Statement”).

5.6.9 A certified, updated Rent Rolls dated as of the Closing Date certified by the Seller to be true, correct and complete.

5.6.10 Such evidence or documents as may reasonably be required by Buyer evidencing the power and authority of the Seller and its respective partners and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the sale of the Property.

5.6.11 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.7 Buyer’s Deliveries . At the Closing, Buyer shall deliver to Seller the following items:

5.7.1 Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit and any interest thereon) and Buyer’s share of all escrow costs and closing expenses.

5.7.2 Duly executed and acknowledged originals of the Bill of Sale and Assignment and the Closing Statement.

5.7.3 Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property.

5.7.4 Such evidence or documents as may reasonably be required by Seller evidencing the power and authority of the Buyer and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the purchase of the Property by Buyer.

5.7.5 An owner’s affidavit and “gap” indemnity in such a form as the Escrow Holder may reasonably require.

5.7.6 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.8 Costs, Prorations and Credits.

5.8.1 Closing Costs. Buyer and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. Buyer shall pay (i) all costs associated with its investigation of the Property, including the cost of appraisals, architectural, engineering, credit and environmental reports, (ii) fifty percent (50%) of all escrow charges, (iii) all costs of obtaining the updated Survey, and (iv) the cost of any loan policy of title insurance and any title insurance policy endorsements requested by Buyer or Buyer’s lender. Seller shall pay (i) the title insurance premium for a base owner’s title insurance policy but excluding the cost of a loan policy of title insurance and the cost of any specific endorsements requested by Buyer or Buyer’s lender, (ii) all transfer taxes, documentary stamp charges of any jurisdiction and recording fees and (iii) fifty percent (50%) of all escrow charges. All other customary purchase and sale closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

5.8.2 Prorations. The following shall be prorated, credited, debited and adjusted between Seller and Buyer as of 12:01 a.m. on the day of the Closing (except as otherwise provided) in accordance with this section. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

(a) Current Rents. Tenant rents, including payments for taxes, utilities, common area maintenance, operating expenses, or insurance, or additional charges of any other nature (collectively “CAM”), based on a rental statement prepared by Seller and approved by Buyer (which statement must be consistent with the final Rent Rolls).

(b) CAM; Impounds; Reconciliation. The provisions of this subparagraph (b) shall apply in furtherance of the proration of tenant rents with respect to CAM under subparagraph (a) above:

(i) Where any Lease provides for the payment of any CAM in arrears after being billed therefor by the landlord, Seller shall be responsible for billing all unpaid CAM charges under such Lease for all collection periods ending prior to the Closing, and shall be further responsible for providing to Buyer, no later than thirty (30) days after the Closing, a final determination of any CAM owed by such tenant for the period prior to the date of Closing, together with all relevant back-up, paid invoices, receipts, and other materials. The collection and remitting of any CAM unpaid as of the Closing shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(ii) Where the landlord has collected any portion of CAM on an estimated basis, pursuant to so-called “impounds,” or otherwise in advance, then the remaining provisions of this subparagraph (b) shall apply. If the landlord’s collection of such amounts is in excess of the amounts actually paid by the landlord for the items comprising CAM for the period prior to Closing, then Buyer shall receive a credit at Closing for the excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing and, if required by the Leases, shall rebate or credit the tenants with any remainder. If it is determined that the amount collected during prior to the Closing was less than the amounts actually paid by the landlord for such items for the period prior to the Closing, then the collection and remitting of such amounts shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(iii) Prior to Closing, Seller shall prepare for Buyer's reasonable approval an estimated proration statement reconciling the amounts paid by tenants in respect of CAM and the amounts actually paid by the landlord therefor. Such statement shall set forth the parties’ estimate of the Buyer’s closing credit (if any), or of the amount to which Seller might be entitled with respect to the period prior to Closing (if any). If any of the aforesaid prorations cannot be definitely calculated accurately as of the Closing, then they shall be recalculated as soon as practicable after the Closing. No later than thirty (30) days after the end of the lease year for the Leases, Seller shall conduct a final reconciliation of any such overpayment or underpayment under the Leases to the date of Closing and shall provide such final reconciliation to Buyer, together with all relevant back-up, paid invoices, receipts, and other materials; and if such final reconciliation indicates that Buyer was entitled to a larger credit with respect to the same than Buyer received at Closing, Seller shall immediately remit the shortfall to Buyer.

(iv) Seller shall be responsible for conducting and completing all reconciliations of CAM charges versus any collections or impound therefor, and for billing all unpaid CAM charges, to tenants for all lease years prior to the Closing pursuant to the terms of the Leases. The collection and remitting of any CAM unpaid as of the Closing shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(c) Unpaid Rents. As used herein, the term “Unpaid Rents” means any tenant rentals and other sums (however denominated and including without limitation unpaid CAM) owed to the landlord under the Leases from any tenant and not paid as of the Closing Date. Seller shall be entitled to all Unpaid Rents for the period prior to Closing and Buyer shall be entitled to all Unpaid Rents from the date of Closing and thereafter. Any sums received by Buyer to which Seller is entitled shall be held in trust for Seller on account of such Unpaid Rents payable to Seller, and Buyer shall remit to Seller any such sums received by Buyer to which Seller is entitled within ten (10) Business Days after receipt thereof. Seller expressly agrees that if Seller receives any Unpaid Rents after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Buyer that portion of the Unpaid Rents so received by Seller to which Buyer is entitled within ten (10) Business Days after receipt thereof. Without limiting the foregoing, Seller specifically agrees not to undertake any effort to collect unpaid rent or other sums (however denominated) owed to Seller from any person if such person or any affiliate of such person is in possession of any space in the Property at the time of any such collection effort.

5.8.3 Security Deposits, Unpaid Rent Concessions, Unpaid Tenant Improvement Allowances and Other Tenant Credits. The amount of all unapplied tenant security deposits, any accrued interest due tenants thereon, unpaid rent concessions due under any Lease, unpaid tenant improvement allowances owing under any Lease and the amount of any other credits due tenants shall be credited to Buyer based on a rental statement prepared by Seller and approved by Buyer (which statement must be consistent with the Leases, the estoppel certificates and the final Rent Rolls).

(a) Property Contracts. Prepaid charges in connection with any Property Contracts that Buyer elects to assume, or licenses or permits, shall be credited to Seller. Accrued charges in connection with such Contracts, or licenses or permits, shall be credited to Buyer.

(b) Property Taxes. All real property taxes for the year immediately preceding the year of Closing that are payable in the year of Closing, and for years prior thereto, shall be paid by Seller on or before the Closing. Real property taxes for the year of Closing shall be prorated on the basis of the most recent assessment and levy. Any and all refunds, credits, claims or rights to appeal respecting the amount of any real property taxes or other taxes or assessments charged in connection with the Property for any period following Closing shall belong to Buyer, except that if prior to the end of the Due Diligence Period Seller has applied for a property tax refund or has appealed the County, City or jurisdictional Assessor’s valuation of the Property for any period of time prior to the Closing Date, then Seller shall be entitled to any refund applicable to such period (unless such refund must be credited to tenants of the Property by Buyer, in which case such refund shall belong to Buyer to the extent of such required credits to tenants) and any refunds or credits for any year or partial year prior to Closing shall belong to Seller.

(c) Private Assessments. Payments due under any assessments imposed by private covenant shall be prorated as of the Closing.

(d) Utilities. Except to the extent such items are the responsibility of tenants, prepaid water, sewer, and other utility charges shall be credited to Seller, and accrued water, sewer, and other utility charges shall be credited to Buyer.

(e) Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each lease (determined without regard to any unexercised termination or cancellation right).

(f) Insurance Policies. Insurance premiums as to the policies, if any, that will continue after Closing.

(g) Other Items. All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

5.8.4 Re-prorations. At Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustment shall be made between Seller and Buyer. As the amounts of the respective items become finally ascertained, further adjustment shall be promptly made between the parties in cash.

5.8.5 Survival. The provisions of this Section 5.8 shall survive the Closing.

5.9 Distribution of Funds and Documents. At the Close of Escrow, Escrow Holder shall do each of the following:

5.9.1 Payment of Encumbrances. Pay the amount of those monetary liens that are not permitted as part of the Required Title Condition in accordance with the demands approved by Seller, utilizing funds to which Seller shall be entitled upon Close of Escrow and funds (if any) deposited in Escrow by Seller.

5.9.2 Recorded Documents. Submit (or be irrevocably committed to submit) to the County or City Recorder of the County or City in which each Parcel of the Property is located the Deed for such Parcel and each other document to be recorded under the terms of this Agreement or by general usage, and, after recordation, cause the County or City Recorder to mail each Deed to Buyer and each other such document to the grantee, beneficiary or person acquiring rights thereunder or for whose benefit said document was recorded.

5.9.3 Non-Recorded Documents. Deliver by overnight courier (or as otherwise requested by the intended recipient): (i) the Title Policy to Buyer; (ii) each other non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired; and (iii) a copy of each recorded document, conformed to show the recording data thereon, to each party.

5.9.4 Distribution of Funds. Deliver (i) to Seller, or order, the cash portion of the Purchase Price, adjusted for prorations, charges and other credits and debits provided for herein; and (ii) to Buyer, or order, any excess funds delivered to Escrow Holder by Buyer. Such funds shall be delivered by wire transfer or cashier’s check in accordance with instructions for Seller and Buyer; if no instructions are given, Escrow Holder shall deliver such funds by Escrow Holder’s check via overnight courier (or as otherwise requested by the intended recipient) to the appropriate party at the address set forth for notice in this Agreement.

5.10 Completion of Documents. Escrow Holder is authorized to insert the date of Closing and otherwise to complete the documents deposited in Escrow, where appropriate and consistent with this Agreement.

5.11 Possession and Tenant Notices. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to the rights of tenants under the Leases, rights arising under any Property Contracts not terminated by Buyer pursuant to Section 3.4 above, and rights arising under the matters set forth in the Preliminary Report and permitted as part of the Required Title Condition. Seller and Buyer covenant and agree to execute at Closing a written notice of the acquisition of the Property by Buyer, in sufficient copies for transmittal to all tenants affected by the sale and purchase of the Property and properly addressed to all such tenants. Such notice shall be prepared by Buyer, at Buyer’s cost and expense, and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

5.12 Durham Parcel Right of First Refusal. Upon expiration of the Due Diligence Period and the deposit by Buyer with Escrow Holder of the Additional Deposit, Seller shall promptly cause Property Owner to provide to Campbell LLC all information required in order to comply with Seller’s obligations in connection with the right of first refusal to purchase the Durham Parcel as described in Section 4.1.2 above. Seller shall provide Buyer with all documents evidencing Property Owner’s compliance with such right of first refusal and Campbell LLC’s failure or refusal to exercise such right. In the event that Campbell LLC exercises its right of first refusal to acquire the Durham Parcel, then notwithstanding any provision contained herein to the contrary, this Agreement shall terminate with respect to the Durham Parcel and the Purchase Price shall be reduced by that portion of the Purchase Price allocated to the Durham Parcel as set forth in Schedule 1.3 hereto.

ARTICLE 6

TERMINATION AND DEFAULT

6.1 Buyer Default. If the sale contemplated hereby is not consummated because of a default by Buyer in its obligation to purchase the Property in accordance with the terms of this Agreement after Seller has performed or tendered performance of all of its material obligations in accordance with this Agreement, then: (a) this Agreement shall terminate; (b) the Deposit shall be paid to and retained by Seller as liquidated damages; and (c) Seller and Buyer shall have no further obligations to each other except those which survive the termination of this Agreement. Buyer and Seller acknowledge that the damages to Seller in the event of a breach of this Agreement by Buyer would be difficult or impossible to determine, that the amount of the Deposit represents the parties’ best and most accurate estimate of the damages that would be suffered by Seller if the transaction should fail to close and that such estimate is reasonable under the circumstances existing as of the date of this Agreement and under the circumstances that Seller and Buyer reasonably anticipate would exist at the time of such breach. Buyer and Seller agree that Seller’s right to retain the Deposit (not including any interest and earnings earned thereon) shall be Seller’s sole remedy, at law and in equity, for Buyer’s failure to purchase the Property in accordance with the terms of this Agreement; provided, however, that this provision will not waive or affect Buyer’s indemnity obligations under this Agreement or Seller’s rights to enforce those indemnity obligations, nor waive or affect any of the Buyer’s other obligations under this Agreement to be performed after the Closing or Seller’s right to enforce those obligations. Seller hereby waives any right to an action for specific performance of any provisions of this Agreement.

6.2 Seller’s Default. If prior to Closing Seller fails to perform any of its obligations or is otherwise in default hereunder, Buyer shall have the right to exercise any or all of the following remedies:

6.2.1 Waive such failure and proceed to the Closing with no reduction in the Purchase Price; provided, however, that this provision will not waive or affect Seller’s indemnity obligations under this Agreement or Buyer’s rights to enforce those indemnity obligations, nor waive or affect any of Seller’s other obligations under this Agreement to be performed after the Closing or Buyer’s rights to enforce those obligations.

6.2.2 Exercise any of its other rights or remedies Buyer may have at law or in equity, including without limitation an action for specific performance to cause Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement.

6.2.3 Terminate this Agreement by notice to Seller and Escrow Holder to that effect, to recover the full amount of the Deposit and all earnings thereon.

ARTICLE 7

CASUALTY DAMAGE OR CONDEMNATION

7.1 Casualty. If the Improvements are damaged by casualty prior to the Closing, Buyer shall have the sole option to elect either to:

(a) acquire the Property as is (without reduction in the Purchase Price), plus an assignment without recourse or credit of any insurance proceeds payable by virtue of such loss or damage plus a credit for any deductible or uninsured loss under said policy; or

(b) terminate this Agreement and receive back the Deposit.

Such right must be exercised within twenty (20) days from the date Seller provides Buyer with notice of the loss of the event giving rise to such right. If Buyer fails to provide notice of an election, then Buyer shall have been deemed to elect (b) above.

7.2 Condemnation. In the event that any portion of the Property should be condemned prior to the Closing, at Buyer’s sole option, elect either to:

(a) terminate this Agreement and receive back the Deposit; or

(b) close the transaction contemplated by this Agreement.

In all other cases, or if Buyer elects to proceed under Section 7.2(b), Buyer shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Buyer at Closing all condemnation proceeds payable as a result of such condemnation. Buyer shall be deemed to have elected to proceed under Section 7.2(a) unless, within twenty (20) days from written notice of the condemnation, Buyer provides Seller with written notice that Buyer elects to close the transaction contemplated by this Agreement pursuant to Section 7.2(b).

ARTICLE 8

REAL ESTATE COMMISSION

8.1 Commissions. Buyer and Seller each represent to the other that no broker’s or real estate commissions or other fees, other than the broker’s commission payable by Seller to CBRE-DFW, are or shall be due in respect to this transaction by reason of any agreement made or which may be alleged to have been made by Buyer or Seller. Each party agrees to indemnify and hold harmless the other from and against any and all claims, demands or the cost or expense thereof, including reasonable attorney’s fees, arising out of any broker’s commission, fee or other compensation due or alleged to be due in connection with the transactions contemplated by this Agreement based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

ARTICLE 9

MISCELLANEOUS

9.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

9.2 Binding On Successors and Assigns. Subject to Section 9.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.3 Assignment by Buyer. Buyer shall have the right to assign this Agreement and no consent on the part of Seller shall be required for such assignment. In the event that Buyer assigns this Agreement, the assignee(s) of Buyer shall assume all obligations of Buyer hereunder; provided, that Buyer shall remain primarily liable for the performance of Buyer’s obligations hereunder. In addition, Buyer shall have the right to designate the grantee(s) on each of the Deeds and other documents to be delivered by Seller at Closing. In the event that the Property is acquired by a grantee other than Buyer as a result of Buyer’s designation in the Deeds and other documents as described in the preceding sentence, such grantee shall also succeed to all of Buyer’s rights under this Agreement including, but not limited to, all rights of Buyer arising out of or resulting from Seller’s representations and warranties made in Section 4.1, Seller’s indemnification of Buyer under Section 4.5.1 and Buyer’s right to recover Unpaid Rents collected by Seller under Section 5.8.2(b)(iv). Any such grantee shall be deemed to have assumed Buyer’s obligations to Seller under this Agreement including, but not limited to, all rights of Seller arising out of or resulting from Buyer’s representations and warranties made in Section 4.2, Buyer’s indemnification of Seller under Section 4.5.2 and Seller’s right to recover Unpaid Rents collected by Buyer under Section 5.8.2(b)(iv).

9.4 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

9.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Texas, without regard to the principles of conflicts of law.

9.6 Counterparts. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

9.7 Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) United States Postal Service, certified mail, return receipt requested, (ii) any nationally known overnight delivery service for next day delivery, (iii) delivered in person, (iv) by facsimile transmission during normal business hours with a confirmation copy to be delivered thereafter by another method permitted under this Section other than electronic mail, or (v) by electronic mail during normal business hours addressed to the electronic mail address set forth below for the party to be notified with a confirmation copy to be delivered thereafter by another method permitted under this Section other than facsimile transmission. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail or facsimile transmission shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee (even if such addressee refuses delivery thereof). Notice given by electronic mail or facsimile transmission in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address or by evidence of receipt of such facsimile transmission, as applicable; provided, additional notice shall be given thereafter in accordance with the provisions of this Section. All notices shall be addressed to the parties at the addresses below:

To Seller:	Rainier Capital Acquisitions, LP 13760 Noel Road, Suite 800 Dallas, Texas 758240 Attn: J. Kenneth Dunn Telephone: 214-234-8200 Facsimile: 214-234-8201 Email: kdunn@rainiercapital.com

And with a copy to:	Whaley, Letteer & Mock, PC 13760 Noel Road, Suite 840 Dallas, Texas 758240 Attn: Thomas B. Mock Telephone: 972-488-3850 Facsimile: 972-488-2899 Email: tmock@wlmattys.com

To Buyer:	BC Development Co., LLC 4705 Central Street Kansas City, MO 64112 Attention: Dan Carr Telephone: 816.268.7577 Facsimile: (816) 960-1441 Email: dcarr@lane4group.com

And with a copy to:

Gregory Kaplan, PLC - Attorneys At Law

7 East Second Street (23224-4253)

Post Office Box 2470

Richmond, VA 23218-2470

Attn: Christopher J. Hoctor

Telephone: (804) 916-9035

Facsimile: (804) 916-9135

Email: choctor@gregkaplaw.com

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 9.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

9.8 Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

9.9 IRS Real Estate Sales Reporting. Buyer and Seller agree that Chicago Title Insurance Corporation shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).

9.10 Time Periods. If the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

9.11 Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by the party against whom enforcement is sought.

9.12 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to the Escrow Holder, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

9.13 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof’ and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine sender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

9.14 Business Day. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of Texas.

9.15 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

9.16 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

9.17 Exclusivity. After the Effective Date, Seller and its respective agents, representatives and employees shall immediately cease all marketing of the Property until such time as this Agreement is terminated and Seller shall not directly or indirectly make, accept, negotiate, entertain or otherwise pursue any offers for the sale of the Property.

9.18 Section 1031 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had such party not consummated its purchase or sale through an Exchange. Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with section 1031 of the Code. In connection with such cooperation, Seller agrees, upon request of Buyer to “direct deed” for actual interests in the property to designees of Buyer.

9.19 Exculpation. No officer, member, manager or other principal or employee of either Seller or Buyer shall have any personal liability under this Agreement.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP
a Texas limited partnership

	By:	Rainier Capital Acquisitions G. P., LLC,
a Texas limited liability company
	Its:	General Partner

		By:	/s/ Thomas B. Mock
Thomas B. Mock
		Its:	Authorized Person

BUYER:	BC DEVELOPMENT CO., LLC
a Missouri limited liability company

	By:	/s/ Dan Carr
Dan Carr
	Its:	Principal
Federal Tax I.D.: 20-5164785

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:	CHICAGO TITLE INSURANCE CORPORATION
(“Escrow Holder”)

By:
Its:

EXHIBIT “A”

LEGAL DESCRIPTIONS

[To be Attached]

A-1

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

[To be Attached]

B-1

EXHIBIT “C”

RENT ROLLS AND SCHEDULE OF LEASES

[To be Attached]

C-1

EXHIBIT “D”

CURRENT PROPERTY CONTRACTS

[To be Attached in the Following Format]

Contract	Description	Start Date	End Date	Terminable?

D-1

SCHEDULE 1.3

ALLOCATION OF PURCHASE PRICE

PROPERTY	ALLOCATED PURCHASE PRICE
Centerville, OH	$4,347,213
Lawrence, MA	$13,481,044
Sevierville, TN	$5,168,685
Cleveland, OH	$4,566,067
Richford, VT	$8,621,765
Durham, NC	$8,315,226

TOTALS	$44,500,000

SCHEDULE 1.3

1

EXHIBIT “E”

FORM OF DEED

[Attached as Exhibits “E-1” through “E-6”]

EXHIBIT “E-1”

CENTERVILLE PARCEL FORM OF DEED

LIMITED WARRANTY DEED

JDL-Centerville, LLC, a North Carolina limited liability company for valuable consideration paid, grants with limited warranty covenants to ________________________________________, a _____________________________________, whose tax-mailing address is ________________________________________________________________________________, the following REAL PROPERTY, to-wit:

See EXHIBIT A attached hereto and incorporated herein by reference.

Prior Instrument References: Volume _______, page _____ of the Official Records of Montgomery County, Ohio.

Subject to conditions, covenants, easements, limitations, reservations and restrictions of record, if any, zoning ordinances, if any, and real estate taxes and assessments, both general and special, which are a lien but not yet due and payable.

Real estate taxes and assessments, if any, shall be prorated to date of closing based on the last available tax bill.

IN WITNESS WHEREOF, JDL-Centerville, LLC, a North Carolina limited liability company has caused this instrument to be executed in its name pursuant to authority duly given, this the ____ day of ____________, 20___.

JDL-CENTERVILLE, LLC, a North Carolina limited liability company

By: JDL Castle Corporation, a North Carolina corporation, Its Manager

By:
W. David Shannon, President

STATE OF NORTH CAROLINA, COUNTY OF FORSYTH:

The foregoing instrument was acknowledged before me this ____ of __________________, 20___ by W. David Shannon, President of JDL Castle Corporation, a North Carolina corporation, Manager of JDL-Centerville, LLC, a North Carolina limited liability company.

Notary Public

This instrument was prepared by:

Mallory M. Oldham, Attorney at Law

EXHIBIT “E-2”

LAWRENCE PARCEL FORM OF DEED

QUITCLAIM DEED

JDL-Lawrence, LLC, a North Carolina limited liability company, with an address of 301 N. Main Street, Suite 2300, Winston-Salem, NC 27101, for consideration paid and in full consideration of _____________________________________ Dollars ($_______) grant to _________________________________________________________, with an address of ______________________________________________________, with Quitclaim Covenants, the following four parcels of land in Lawrence, Essex County, Massachusetts, together with buildings and improvements thereon:

PARCEL 1

The land shown as Parcel A on the plan entitled “Plan of Land in Lawrence, Mass. Prepared for City of Lawrence” dated July 8, 1983, by Cyr Engineering Services, Inc. recorded with the Registry of Deeds as Plan No. 9239 (the “Plan”), bounded and described as follows:

NORTHERLY	by Methuen Street, two hundred fifty and 00/100 (250.00) feet;

EASTERLY	by Parcel B shown on said Plan, being Parcel 2 hereinafter conveyed hereby, eighty four and 00/100 (84.00) feet;

SOUTHERLY	by Parcel C on said Plan being Parcel 3 hereinafter conveyed hereby, two hundred fifty and 00/100 (250.00) feet; and

WESTERLY	by Mill Street, eighty four and 00/100 (84.00) feet.

Containing 21,000 square feet of land according to the Plan.

PARCEL 2

The land shown on said Plan as said Parcel B, bounded and described as follows:

NORTHERLY	by said Methuen Street, fifty and 00/100 (50.00) feet;

EASTERLY	by Parcel D shown on said Plan, being Parcel 4 hereinafter conveyed hereby, one hundred sixty-eighty and 00/100 (168.00) feet;

SOUTHERLY	by Canal Street, fifty and 00/100 (50.00) feet; and

WESTERLY	by said Parcel C and Parcel A, one hundred sixty- eight and 00/100 (168.00) feet.

Containing 8,400 square feet of land according to the Plan.

PARCEL 3

The land shown on said Plan as said Parcel C, bounded and described as follows:

WESTERLY	by said Mill Street, eighty-four and 00/100 (84.00) feet;

NORTHERLY	by said Parcel A, two hundred fifty and 00/100 (250.00) feet;

EASTERLY	by said Parcel B, eighty-four and 00/100 (84.00) feet; and

SOUTHERLY	by said Canal Street, two hundred fifty and 00/100 (250.00) feet.

Containing 21,000 square feet of land according to the Plan.

PARCEL 4

The land shown on said Plan as said Parcel D, bounded and described as follows:

NORTHERLY	by land shown on said Plan as of Essex Company, one hundred sixty-nine and 06/100 (169.06) feet;

EASTERLY	by land shown on said Plan as of J.J. Levis Paper Company, Inc., one hundred sixty-eight and 00/100 (168.00) feet;

SOUTHERLY	by so much of Canal Street as shown as Parcel E on said Plan, one two hundred sixty-nine and 06/100 (169.06) feet; and

WESTERLY	by said Parcel B, one hundred sixty-eight and 00/100 (168.00) feet.

These premises are conveyed together with and subject to all easements, agreements and restrictions of record, to the extent in force and applicable.

Meaning and intending to convey the premises conveyed to the undersigned by Quitclaim Deed dated May 7, 2008 by FLS Realty Trust, and recorded with the Registry in Book 11172, Page 103.

Executed as a sealed instrument on ________________________, 20____.

JDL-Lawrence, LLC

By: JDL Castle Corporation, its Manager

By:
W. David Shannon President

STATE OF NORTH CAROLINA

COUNTY OF _______________

On this ____ day of _________________, 20____, before me, the undersigned notary public, personally appeared W. David Shannon, proved to me through satisfactory evidence of identification, which was ______________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as President of JDL Castle Corporation, Manager of JDL-Lawrence, LLC, a North Carolina limited liability company.

NOTARY PUBLIC
(Affix Notary Seal)

Printed Name:
My Commission Expires:

EXHIBIT “E-3”

SEVIERVILLE PARCEL FORM OF DEED

Return to:

STATE OF TENNESSEE	)
	)	LIMITED WARRANTY DEED
COUNTY OF SEVIER	)

KNOW ALL MEN BY THESE PRESENTS that JDL-SEVIERVILLE, LLC, a North Carolina limited liability company qualified to do business in Tennessee, hereinafter referred to as GRANTOR, , in consideration of the sum of $100.00 and other good and valuable consideration, to it paid by _________________________________________, a ________________________________________________, hereinafter referred to as GRANTEE, the receipt of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL AND CONVEY to the said GRANTEE, its successors and assigns forever, all of Grantor’s right, title and interest, as and to the extent owned by Grantor, in the following described real estate, (the “Property”).

Being the Property described in Exhibit “A” attached hereto

and made a part hereof.

This conveyance is made together with all and singular, the rights, members, hereditaments, and appurtenances to said Property belonging or in any way incident or appertaining thereto; to have and to hold all and singular the Property unto the Grantee, and the Grantee’s successors and assigns forever. The Grantor does hereby bind the Grantor and Grantor’s successors and assigns to warrant and forever defend all and singular said Property unto the Grantee and Grantee’s successors, as against any person claiming an interest or title through Grantor, or its successors or assigns, but no further. The Property is conveyed subject to easements, rights-of-way, restrictions and conditions of record and ad valorem property taxes for the year 2009 and subsequent years, and further subject to zoning ordinances and governmental regulations, and matters visible from an inspection of the Property or reflected on an accurate survey of the Property.

WITNESS the Grantor’s hand and seal this ____ day of ________________, 20___.

JDL-Sevierville, LLC, a North Carolina
limited liability company

By: JDL-Castle Corporation, a North Carolina
corporation, its Manager

By:
Name:	W. David Shannon
Title:
Date:

STATE OF NORTH CAROLINA

COUNTY OF _____________

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid, personally appeared W. David Shannon, President of JDL Castle Corporation, a North Carolina corporation, Manager of JDL-Sevierville, LLC, a North Carolina limited liability company, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath acknowledged himself to be the person whose name is subscribed to the foregoing instrument, acknowledged to me that such person executed the same for the purposes and consideration therein expressed.

WITNESS my hand and Official Seal at office in said State and County this ____ day of _____________, 20____.

Notary Public

My Commission Expires: ______________

I hereby swear or affirm that the actual consideration for this transfer or value of the property transferred, whichever is greater, is $            , which amount is equal to or greater than the amount which the property transferred would command at a fair and voluntary sale.

AFFIANT

SUBSCRIBED and sworn to before me this _____ day of ______________, 20__.

(Notary Seal)
Notary Public

My commission expires: _______________

EXHIBIT “E-4”

CLEVELAND PARCEL FORM OF DEED

LIMITED WARRANTY DEED

JDL-Cleveland, LLC, a North Carolina limited liability company for valuable consideration paid, grants with limited warranty covenants to ______________________________________, a _____________________________________, whose tax-mailing address is _______________________________________________________________________________, the following REAL PROPERTY, to-wit:

See EXHIBIT A attached hereto and incorporated herein by reference.

Prior Instrument References: Volume _______, page _____ of the Official Records of Cuyahoga County, Ohio.

Subject to conditions, covenants, easements, limitations, reservations and restrictions of record, if any, zoning ordinances, if any, and real estate taxes and assessments, both general and special, which are a lien but not yet due and payable.

Real estate taxes and assessments, if any, shall be prorated to date of closing based on the last available tax bill.

IN WITNESS WHEREOF, JDL-Cleveland, LLC, a North Carolina limited liability company has caused this instrument to be executed in its name pursuant to authority duly given, this the ____ day of ____________, 20___.

JDL-CLEVELAND, LLC, a North Carolina limited liability company

By: JDL Castle Corporation, a North Carolina corporation, Its Manager

By:
W. David Shannon, President

STATE OF NORTH CAROLINA, COUNTY OF FORSYTH:

The foregoing instrument was acknowledged before me this ____ of __________________, 20___ by W. David Shannon, President of JDL Castle Corporation, a North Carolina corporation, Manager of JDL-Cleveland, LLC, a North Carolina limited liability company.

Notary Public

This instrument was prepared by:

Mallory M. Oldham, Attorney at Law

EXHIBIT “E-5”

RICHFORD PARCEL FORM OF DEED

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, JDL-Richford, LLC, a North Carolina limited liability company, Grantor, in the consideration of Ten or More Dollars paid to our full satisfaction by ___________________________________, Grantee, by these presents, does freely GIVE, GRANT, SELL, CONVEY AND CONFIRM unto the said Grantee, ___________________________________________, its successors and assigns forever, a certain piece of land and any improvements thereon in the Town of Richford, in the County of Franklin and State of Vermont, described as follows:

Being all and the same lands and premises, with all improvements thereon, I the Town of Richford, County of Franklin, State of Vermont as was conveyed to JDL-Richford, LLC by Warranty Deed of Jane Kidder and Paul A.D. Norris, said deed being of approximately even date herewith and of record in the Land Records of the Town of Richford at Volume 113, Page ___ thereof; being more particularly described as follows:

Being a parcel of land without buildings thereon, located on the easterly side of Vermont Route 105 in the Town of Richford, Vermont. The parcel herein described is depicted on a survey map entitled “JDL Richford, LLC, ALTA/ACSM LAND TITLE SURVEY, U.S. Customs and Border Protection Station” prepared by Cross Consulting Engineers, dated October 13, 2008 last revised November 4, 2008 as project 08053, said survey will be recorded in the Richford Land Records of even date herewith.

Said parcel is more fully described as follows: Commencing at a point on the easterly right-of-way of Vermont Route 105, said point being the southwesterly corner of property of Michael Viens & John Snider and the northwesterly corner of the parcel herein described, said point being referred to as corner no. 1 on said map and being marked in the field by a steel reinforcing bar; thence proceeding North 79° 10’ 55” East a distance of 324.24 feet to a point, said point being referred to as corner no. 2 on said map and being marked in the field by a steel reinforcing bar; thence proceeding North 78° 50’ 20” East a distance of 773.60 feet to a point, said point being referred to as corner no. 3 on said map and being marked in the field by a steel reinforcing bar; thence proceeding North 73° 25’ 20” East a distance of 677.50 feet to a point on the westerly boundary line of the property of the State of Vermont Agency of Transportation, said point being the southeasterly corner of property of Pierre Desautels, Daniel Desautels, Marjolaine Longe & Gilbert Patterson and the northeasterly corner of the parcel herein described, said point being referred to as corner no. 4 on said map and being marked in the field by a steel reinforcing bar; thence proceeding along the westerly boundary of property of the State of Vermont in a southwesterly direction on a curve to the left of radius 2906.18 feet, an arc distance of 1004.32 feet to a point of tangency; said point being referred to as corner no. 5 on said map and being marked in the field by a steel reinforcing bar (the chord of the foregoing curve having bearing South 32° 51’ 15” West a distance of 999.33 feet); thence proceeding South 22° 57’ 15” West a distance of 769.88 feet to a point, said point being the southeasterly corner of the parcel herein described, said point being referred to as corner no. 6 on said map and being marked in the field by a steel reinforcing bar; thence proceeding North 80° 57’ 00” West a distance of 1056.23 feet to a point in the easterly right-of-way of Vermont Route 105, said point being the southwesterly corner of the parcel herein described, said point being referred to as corner no. 7 on said map and being marked in the field by a steel reinforcing bar; thence proceeding along the easterly right-of-way limit of Vermont Route 105, on bearing North 09° 07’ 55” East a distance of 251.35 feet to a point, said point being referred to as corner no. 8 on said map and not being marked in the field; thence proceeding North 08° 15’ 40” East a distance of 298.62 feet to a point, said point being referred to as corner no. 9 on said map and not being marked in the field; thence proceeding North 08° 54’ 40” East a distance of 247.06 feet to a point of curvature, said point being referred to as corner no. 10 on said map and not being marked in the field; thence proceeding in a northeasterly direction on a curve to the right of radius 2475.25 feet, an arc distance of 194.35 feet along the easterly right-of-way limit of Vermont Route 105, arriving at the point of beginning of this metes and bounds description, encompassing within the aforedescribed boundaries an area of 35.857 acres.

Being a portion of the land and premises described in a warranty deed from J.E. Martel, C.H. Davis and P.L. Shangraw to Paul H. Norris and Florence M. Norris, husband and wife, dated November 1, 1947 and recorded in Book 42,Page 467 of the Richford Land Records.

Being a portion of the land and premises decreed to Jane Kidder and Paul A.D. Norris by Amended Decree of Distribution in the Estate of Paul H. Norris dated January 23, 1981 and recorded in Book 57, Page 408 of the Richford Land Records.

The herein conveyed lot is subject to Wastewater System and Potable Water Supply Permits WW-6-1883 dated October 27, 2008 of record in Book 113, Page ______ of the Richford Land Records; Act 250 Land Use Permit #6F0608 dated November 4, 2008 and recorded in Book 113, Page 230 of the Richford Land Records and also subject to and with the benefit of stormwater operating permit #5937-9015 dated October 28, 2008 and of record in Book 113, Page _____ of said land records.

This property is subject to a 150’ wide utility easement granted to Citizens Utility Co. by Easement dated September 6, 1960 and of record in Book 46, Page 234, of the Richford Land Records. Said easement is superceded by an Easement to Vermont Electric Power Co. of record at Book 93, Page 455 of said land records.

This property is subject to a 10’ wide water line easement granted to the Town of Richford in an easement dated April 26, 1988 and of record in Book 64, Page 97 of said land records.

Reference is hereby made to the above instruments and to the references contained therein in further aid of this description.

TO HAVE AND TO HOLD all said granted premises, with all the privileges and appurtenances thereof, to the said Grantee, __________________________________, its successors and assigns, to its own use and behoof forever; and the said Grantor, JDL-Richford, LLC, for itself and its successors and assigns, does covenant with the said Grantee, ____________________________________, its successors and assigns that until the ensealing of these presents the undersigned is the sole owner of the premises in fee simple. The Grantor, JDL-Richford, LLC, covenants with the Grantee, ______________________________________ that said Grantor has done nothing to impair such title as Grantor received and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions: Easements, restrictions and rights-of-way of record, if any, and ad valorem taxes for the current year and each year subsequent thereto.

IN WITNESS WHEREOF, we hereunto set our hands and seals this _____ day of ___________________, 20___.

IN PRESENCE OF:	JDL-RICHFORD, LLC

By: JDL Castle Corporation

By:
W. David Shannon, President

State of North Carolina - County of Forsyth

I, the undersigned Notary Public of the County of Forsyth and State aforesaid, certify that W. David Shannon, personally came before me this day and acknowledged that he is the President of JDL Castle Corporation, a North Carolina Corporation, Manager of JDL-Richford, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of such entity, he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this _____ day of _______________________, 20___.

Notary Public

My Commission Expires:
Notary’s Printed or Typed Name
(Affix Seal)

EXHIBIT “E-6”

DURHAM PARCEL FORM OF DEED

NORTH CAROLINA SPECIAL WARRANTY DEED

EXCISE TAX:

PARCEL IDENTIFIER NO.____________________ VERIFIED BY _______________ COUNTY ON THE ____ DAY OF________________, 20

By: ________________________________________________________________________________________________________

Mail/Box to: __________________________________________________________

This instrument was prepared by: Mallory M. Oldham

Brief description for the Index: __________________________________________________________________________________

THIS DEED made this _________ day of _________________________________, 2010, by and between

                                             GRANTOR                                                                                                   GRANTEE

JDL-Durham 2, LLC, a

North Carolina limited liability company

301 North Main Street, Suite 2300

Winston-Salem, NC 27101

Enter in appropriate block for each Grantor and Grantee: name, mailing address, and, if appropriate, character of entity, e.g. corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of Durham, Triangle Township, Durham County, North Carolina and more particularly described as follows:

See Exhibit “A” attached hereto and incorporated herein by reference.

The property hereinabove described was acquired by Grantor by instrument recorded in Book 5671, page 510.

All or a portion of the property herein conveyed ___ includes or X does not include the primary residence of a Grantor.

A map showing the above described property is recorded in Plat Book 178, pages 157 and 160.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions: Easements, restrictions and rights of way of record, if any, and ad valorem taxes for the current year and each year subsequent thereto.

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

JDL-Durham 2, LLC, a
North Carolina limited liability company

By:	JDL Castle Corporation, a North Carolina corporation, Manager

By:
W. David Shannon, President

State of _______________________ - County or City of _____________________

I, the undersigned Notary Public of the County or City of __________________ and State aforesaid, certify

that                                                                                                                                                     personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed. Witness my hand and Notarial stamp or seal this _____ day of ______________________, 20___.

My Commission Expires: ____________________
__________________________________________	Notary Public
(Affix Seal)		Notary’s Printed or Typed Name

State of North Carolina - County of Forsyth

I, the undersigned Notary Public of the County of Forsyth and State aforesaid, certify that W. David Shannon, personally came before me this day and acknowledged that he is the President of JDL Castle Corporation, a North Carolina Corporation, Manager of JDL-Durham 2, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of such entity, he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this _____ day of _______________________, 20___.

My Commission Expires: _______________________
_____________________________________________	Notary Public
(Affix Seal)		Notary’s Printed or Typed Name

EXHIBIT “F”

FORM OF BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment (“Assignment”), dated __________, _____, is executed and delivered pursuant to that certain Real Estate Purchase Agreement (the “Purchase Agreement”) dated as of _____, 2010, by and between ________________________, a ___________ _______________ (“Seller”), and ______________________, a Texas limited partnership (“Buyer”), concerning the real property described in Exhibit “A” attached hereto (the “Land”). All capitalized terms not otherwise defined herein shall have the same meanings given them in the Purchase Agreement.

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants, sells, transfers, conveys and delivers to Buyer all of Seller's interest in all of the following:

(a) All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located or situated on and used in connection with the operation of the Land or Improvements (the “Personal Property”), including, without limitation, the Personal Property listed on Exhibit “B” attached hereto and incorporated herein by reference.

(b) All of Seller’s rights in all leases and other occupancy agreements covering any portion of the Land or Improvements (the “Leases”) and which are listed on Exhibit “C” attached hereto and incorporated herein by reference including Seller’s rights to any tenant deposits held by Seller (the “Tenant Deposits”) pursuant to the Leases.

(c) All of Seller’s right, title and interest in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller’s right, title, and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller as set forth on Exhibit “D” attached hereto and incorporated herein, (ii) all use, occupancy, building and operating licenses, permits, approvals and development rights (iii) any trade name or names used or utilized in connection with the Land and Improvements and (iv) all plans and specifications related to the Land and Improvements, in each case to the extent that Seller may legally transfer the same (the “Intangible Property”).

(d) All of Seller’s rights in the service contracts affecting the Land or Improvements which are listed on Exhibit “D” attached hereto and incorporated herein by reference (the “Property Contracts”).

(e) All rights, which Seller may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Seller and related to or used in connection with the existing business operation of the Property.

2. Acceptance and Assumption. Buyer hereby accepts the foregoing Assignment. Seller acknowledges that Buyer does not, except as otherwise specifically provided in the Agreement, assume, directly or indirectly, any liability, obligation, duty or responsibility whatsoever for the payment, discharge or other resolution of any liability, obligation, indebtedness, lien, security interest, encumbrance, claim or other problem, condition or matter required to be performed in connection with the Intangible Property prior to the date of this Assignment.

3. Indemnifications. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases and the Property Contracts required to be performed before the Closing Date (as defined in the Purchase Agreement). Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Leases or the Property Contracts required to be performed on or after the Closing Date.

4. Miscellaneous.

(a) Seller and Buyer each agrees to execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Assignment.

(b) In the event of any action or suit by either party hereto against the other arising from or interpreting this Assignment, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its costs of suit and actual attorney’s fees, whether or not the same proceeds to final judgment.

(c) This Assignment shall be governed by and construed in accordance with the laws of the State of _______________.

(d) This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

SELLER:	_____________________________, a ________________ _______________________________

By:
Name:
Title:

By:
Name:
Title:

BUYER:
a Texas limited partnership

By:
Name:
Title:

LIST OF EXHIBITS

EXHIBIT “A”	LEGAL DESCRIPTION
EXHIBIT “B”	PERSONAL PROPERTY INVENTORY
EXHIBIT “C”	RENT ROLLS AND SCHEDULE OF LEASES
EXHIBIT “D”	CURRENT PROPERTY CONTRACTS

EXHIBIT “G”

PROPERTY INFORMATION

1.	Three (3) years historical, Rent Rolls certified by the Seller and twenty-four month vacancy history. Copy of leasing agent’s activity report.

2.	Any current outstanding tenant improvements required of the Owner and any outstanding funds owed to existing tenants by the Owner.

3.	Standard Lease Form.

4.	Six (6) months Proof of Collections as required by Lender.

5.	Complete access to all tenant leases relating to the Property.

6.	Current property Rent Rolls showing by unit: tenant’s name; business; current rental rate; any prepaid or delinquent rent; any deposits, whether refundable or nonrefundable; and any rental concessions.

7.	Financial statements of Property operations, including, but not limited to, statements of revenues and expenses for the past three (3) years and year-to-date and 2010 Budget.

8.	Capital Improvements that have occurred in the last three (3) years; include description and cost of the Improvements. Capital Improvements that are planned for the next couple of years; include description and estimated costs.

9.	Year-to-date copies of the general ledgers related to the property.

10.	Copies of current property tax and insurance bills and Insurance Certificates and last two (2) years Premiums paid.

11.	Copies of utility bills for the past eighteen (18) months.

12.	Copies of tenant financial statements and lease guarantor financial statements.

13.	Copies of 2008 and 2009 operating statements for all tenants that are also owners of the property.

14.	Copies of any existing management, service, or maintenance contracts pertaining to the operation of the Property and invoices thereof for the past eighteen (18) months.

15.	Copies of any personal property rental agreements pertaining to personal property or business equipment used in the operation of the Property.

16.	Copies of the final contractor’s estimate of TI expense for each suite and a break out of the source of funding between landlord and tenant.

17.	Latest environmental, engineering, and structural reports, if any exist.

18.	A set of as-built drawings.

19.	Copy of the latest survey, if one exists.

20.	Itemized list of personal property to be included in the sale.

21.	Copies of certificates of occupancy.

22.	Copies of any zoning and/or conditional use or similar permits or actions permitting the current use of the Property.

23.	Any other items reasonably requested by Buyer, provided that receipt and approval of these items shall not delay the closing date.

24.	Aged receivables schedule.

FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “First Amendment”) is entered into as of this 11th day of May, 2010, by and between Rainer Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 17, 2010 at 12:00 p.m. Central Time (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate.

2. Entire Agreement. The Original Agreement, as modified by this First Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this First Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

3. Counterparts. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this First Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

2

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date above first written.

SELLER:	RAINER CAPITAL ACQUISITIONS, LP, a Texas limited partnership

By: Rainer Capital Acquisitions G.P., LLC, a Texas limited liability company
Its: General Partner

	By:	/s/ J. Kenneth Dunn
	Name:	J. Kenneth Dunn
	Its:	President

Signature Page to First Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC, a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to First Amendment to Real Estate Purchase Agreement and Escrow Instructions

SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Second Amendment”) is entered into as of this 17th day of May, 2010, by and between Rainier Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 as amended by that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Subject to the limited extension below, Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 17, 2010 at 12:00 p.m. Central Time (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate. Notwithstanding the foregoing, for purposes of this Agreement, the term “Due Diligence Period” shall mean the period commencing on the Effective Date of this Agreement and ending on May 21, 2010 with respect to Buyer’s review of (i) the ALTA survey for the Richford, Vermont property; (ii) the zoning report for the Richford, Vermont property; and (iii) those certain environmental reports, letters and documents relied on by Enstrat, Inc. in connection with its April 2008 Phase I assessment of the

Lawrence, Massachusetts property (collectively, the “Extended Diligence Items”). Subsequent to May 17, 2010, Buyer’s right to approve or to disapprove of the Property in accordance with Section 3.5 below shall be limited to the Extended Diligence Items.

2. Limited Approval. Buyer and Seller acknowledge that subject to its review of the Extended Diligence Items, Buyer has approved of the Property in accordance with the terms of the Original Agreement.

3. Immediate Repair Needs Credit. The following Section 5.8.3(h) is inserted into the Original Agreement:

(h) Immediate Repair Needs Credit. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall receive from Seller at Closing an “Immediate Repair Needs Credit” in the amount of Thirty Seven Thousand Seven Hundred and No/100 Dollars ($37,700.00).

4. Entire Agreement. The Original Agreement, as modified by this Second Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Second Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

5. Counterparts. This Second Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Second Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

2

IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date above first written.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP, a Texas limited partnership

By: Rainier Capital Acquisitions G.P., LLC, a Texas limited liability company
Its: General Partner

	By:	/s/ J. Kenneth Dunn
	Name:	J. Kenneth Dunn
	Its:	President

Signature Page to Second Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC, a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Second Amendment to Real Estate Purchase Agreement and Escrow Instructions

THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Third Amendment”) is entered into as of this 21st day of May, 2010, by and between Rainier Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 as amended by that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010 and by that certain Second Amendment to Real Estate Purchase Agreement dated May 17, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Deposit. Section 1.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Within one (1) Business Day after the Effective Date, Buyer shall deliver to Chicago Title Insurance Corporation, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240 Attn: David Long [Telephone: 214-987-6789; Facsimile: 214-987-6788; Email: david.long@cttdallas.com] (“Escrow Holder”), a good faith deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Deposit”), and within three (3) Business Days following the end of the Due Diligence Period (defined below in Section 3.2), assuming Buyer has not previously terminated this Agreement, Buyer shall deliver to Escrow Holder a second good faith deposit (“Second Deposit”) of Seventy One Thousand and 00/100 Dollars ($71,000.00). Further, within one (1) Business Day following the end of the Lawrence Due Diligence Period (defined below in Section 3.2), assuming Buyer has not previously terminated this Agreement as it relates to that parcel of the Property described in Exhibit A-2 attached hereto and incorporated by reference (the “Lawrence Parcel”), Buyer shall deliver to Escrow Holder a third good faith deposit (“Third Deposit”) of Twenty Nine Thousand and 00/100 Dollars ($29,000.00). The Initial Deposit, the Second Deposit and the Third Deposit shall be collectively referred to as the Deposit. Subject to the provisions of Section 5.2.2 below, the Deposit shall be held in an insured, interest-bearing account with interest accruing for the benefit of Buyer. The Deposit (including any interest thereon)

shall be applied to the Purchase Price if the Closing occurs. After the expiration of the Due Diligence Period and (with respect to the Third Deposit) after the expiration of the Lawrence Due Diligence Period, the Deposit shall be nonrefundable to Buyer unless escrow fails to close due to Seller’s breach or default under this Agreement, there is a failure of a representation or warranty by Seller to be true and correct as of the Closing, there is a failure of a condition precedent set forth in Section 5.4 below, there is a casualty or condemnation, or as otherwise expressly provided in this Agreement, and shall constitute liquidated damages to Seller if escrow fails to close solely as a result of Buyer’s default as provided in Section 6.1 below below. In the event Buyer shall elect to terminate this Agreement during the Due Diligence Period, the Deposit shall be returned to Buyer as provided in Section 3.6 below.

2. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 21, 2010 (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate. Notwithstanding the foregoing, Buyer shall have the period commencing on the Effective Date of this Agreement and ending on July 2, 2010 (the “Lawrence Due Diligence Period”) to perform environmental examinations and review the Lawrence Parcel with respect to those examinations.

3. Termination With Respect to the Lawrence Parcel. Section 3.5 of the Original Agreement is hereby amended by inserting the following at the end of the text:

Further, Buyer shall have the right to approve in Buyer’s sole and absolute discretion the Lawrence Parcel. On or before the last day of the Lawrence Due Diligence Period, Buyer shall provide written notice (“Lawrence Approval Notice”) to Seller and Escrow Holder that Buyer has approved the Lawrence Parcel. Buyer’s failure to provide an Initial Approval Notice upon the expiration of the Lawrence Due Diligence Period shall be deemed a disapproval of the Lawrence Parcel. At any time prior to the expiration of the Lawrence Due Diligence Period, Buyer may provide written notice to Seller and Escrow Holder disapproving of the Lawrence Parcel (“Lawrence Disapproval Notice”). Upon giving of a Lawrence Disapproval Notice or the deemed disapproval of the Lawrence

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Parcel, this Agreement shall continue in full force and effect; provided however that this Agreement shall terminate with respect to the Lawrence Parcel and the Purchase Price shall be reduced by that portion of the Purchase Price allocated to the Lawrence Parcel as set forth in Schedule 1.3 hereto.

4. Limited Approval. Buyer and Seller acknowledge that notwithstanding its continued review of the environmental matters associated with the Lawrence Parcel during the duration of the Lawrence Due Diligence Period, Buyer has approved all other aspects of the Property in accordance with the terms of the Original Agreement.

5. Entire Agreement. The Original Agreement, as modified by this Third Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Third Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

6. Counterparts. This Third Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Third Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment as of the date above first written.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP, a Texas limited partnership

By: Rainier Capital Acquisitions G.P., LLC, a Texas limited liability company
Its: General Partner

	By:	/s/ J. Kenneth Dunn
	Name:	J. Kenneth Dunn
	Its:	President

Signature Page to Third Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC, a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Third Amendment to Real Estate Purchase Agreement and Escrow Instructions

FOURTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Fourth Amendment”) is entered into as of this 2nd day of July, 2010, by and between Rainier Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 as amended by (i) that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010, (ii) that certain Second Amendment to Real Estate Purchase Agreement dated May 17, 2010 and (iii) that certain Third Amendment to Real Estate Purchase Agreement dated May 21, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Section 1.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5 Closing Date.

1.5.1 The closing for all parcels other than the Lawrence Parcel (the “Portfolio Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than July 14, 2010 (the “Portfolio Closing Date”).

1.5.2 The closing for the Lawrence Parcel (the “Lawrence Closing”) shall take place through an escrow opened with Escrow Holder on a date that is twenty (20) days after the expiration of the Lawrence Due Diligence Period (as defined below) or at such earlier date as Buyer may designate upon five (5) Business Days’ notice to Seller (the “Lawrence Closing Date”).

1.5.3 Buyer shall have the right to unilaterally extend the Portfolio Closing Date for two additional thirty-day periods beyond the Portfolio Closing Date provided in Section 1.5.1 above. In order to exercise this right to extend the Portfolio Closing Date for thirty (30) days, Buyer shall provide written notice to the Seller of its election to extend the Portfolio Closing Date for up to thirty (30) days (“Closing Extension Notice”) and deliver to Seller the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Closing Extension Deposit”) not later than one (1) Business Day prior to the originally scheduled Portfolio Closing Date. If Buyer desires to extend the Portfolio Closing Date for an additional thirty (30) days, Buyer shall deliver to Seller a second Portfolio Closing Extension Notice and a second Closing Extension Deposit in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) not later than one (1) Business Day prior to the first extended Portfolio Closing Date. Any Extension Deposits delivered to Seller shall not be deemed part of the Deposit, but shall nevertheless be applied to the Purchase Price if the Closing occurs. If the Portfolio Closing does not occur all Extension Deposits shall be retained by Seller unless the failure to close on the purchase of the Property results from either (i) Seller fails to execute and deliver the Deeds required by Section 5.6.1; (ii) Seller fails or refuses to satisfy at the Portfolio Closing all outstanding mortgages and deeds of trusts encumbering the Property; or (iii) Buyer terminates this Agreement as permitted under Article 7. As used herein, the terms “Closing Date” shall mean either the Portfolio Closing Date or Lawrence Closing Date, as applicable and the term “Closing” shall mean either the Portfolio Closing or the Lawrence Closing, as applicable.

2. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 21, 2010 (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate. Notwithstanding the foregoing, Buyer shall have the period commencing on the Effective Date of this Agreement and ending on October 29, 2010 (the “Lawrence Due Diligence Period”) to perform environmental examinations and review the Lawrence Parcel with respect to those examinations.

3. Entire Agreement. The Original Agreement, as modified by this Fourth Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Fourth Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

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4. Counterparts. This Fourth Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Fourth Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have entered into this Fourth Amendment as of the date above first written.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP, a Texas limited partnership

By: Rainier Capital Acquisitions G.P., LLC, a Texas limited liability company
Its: General Partner

	By:	/s/ J. Kenneth Dunn
	Name:	J. Kenneth Dunn
	Its:	President

Signature Page to Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC, a Missouri limited liability company

	By:	/s/ Richard Baier
	Name:	Richard Baier
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions

FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Fifth Amendment”) is entered into as of this 6th day of August, 2010, by and between Rainier Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 as amended by (i) that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010, (ii) that certain Second Amendment to Real Estate Purchase Agreement dated May 17, 2010, (iii) that certain Third Amendment to Real Estate Purchase Agreement dated May 21, 2010 and (iv) that certain Fourth Amendment to Real Estate Purchase Agreement dated July 2, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property as more particularly described in the Original Agreement.

B. Buyer now wishes to purchase from Seller an additional parcel of real property located at ___________________ and commonly known as National Oceanic and Atmospheric Administration (the “Gloucester Parcel”) as more particularly described in this Fifth Amendment, upon the same terms and conditions as set forth in the Original Agreement, as amended by this Fifth Amendment.

C. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Property to Be Sold. Section 1.1 of the Original Agreement is hereby amended in the following manner.

(a) Exhibit “A-7” attached hereto is hereby added to and made a part of Exhibit “A” attached to the Original Agreement.

(b) Exhibit “B” attached to the Original Agreement is hereby deleted and replaced in its entirety with Exhibit “B” attached to this Fifth Amendment.

(c) Exhibit “C” to the Original Agreement is hereby deleted and replaced in its entirety with Exhibit “C” attached to this Fifth Amendment.

(d) Exhibit “D” to the Original Agreement is hereby deleted and replaced in its entirety with Exhibit “D” attached to this Fifth Amendment.

2. Purchase Price.

(a) Section 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall collectively be Fifty-Eight Million Five Hundred Thousand and 00/100s Dollars ($58,500,000.00), and shall be allocated as set forth on Schedule 1.3 attached hereto and incorporated herein by reference. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds.”

(b) Schedule 1.3 attached to the Original Agreement is hereby deleted in its entirety and replaced with Schedule 1.3 attached to this Fifth Amendment.

3. Closing Date. Section 1.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5 Closing Date.

1.5.1 The closing for all parcels other than the Lawrence Parcel and the Gloucester Parcel (the “Portfolio Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than July 14, 2010 (the “Portfolio Closing Date”).

1.5.2 The closing for the Lawrence Parcel (the “Lawrence Closing”) shall take place through an escrow opened with Escrow Holder on a date that is twenty (20) days after the expiration of the Lawrence Due Diligence Period (as defined below) or at such earlier date as Buyer may designate upon five (5) Business Days’ notice to Seller (the “Lawrence Closing Date”).

1.5.3 The closing for the Gloucester Parcel (the “Gloucester Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than September 30, 2010 (the “Gloucester Closing Date”).

1.5.4 Buyer shall have the right to unilaterally extend the Portfolio Closing Date for one additional thirty-day period and one additional forty-eight-day period beyond the Portfolio Closing Date provided in Section 1.5.1 above. For the absence of any doubt, such extensions would extend the Portfolio Closing Date until August 13, 2010 and September 30, 2010, respectively. In order to exercise either of these rights to extend the Portfolio Closing Date, Buyer shall provide written notice to the Seller of its election to extend the Portfolio Closing Date (“Closing Extension Notice”) for an additional thirty (30) days and deliver to Seller the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Closing Extension Deposit”) not later than one (1) Business Day prior to the originally scheduled Portfolio Closing Date. If

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Buyer desires to extend the Portfolio Closing Date for an additional forty-eight days, Buyer shall deliver to Seller a second Closing Extension Notice and a second Closing Extension Deposit in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) not later than one (1) Business Day prior to the first extended Portfolio Closing Date. Any Closing Extension Deposits delivered to Seller shall not be deemed part of the Deposit, but shall nevertheless be applied to the Purchase Price if the Portfolio Closing occurs. If the Portfolio Closing does not occur all Closing Extension Deposits shall be retained by Seller unless the failure to close on the purchase of the Property results from either (i) Seller’s failure to execute and deliver the Deeds required by Section 5.6.1; (ii) Seller’s failure or refusal to satisfy at the Portfolio Closing all outstanding mortgages and deeds of trusts encumbering the Property; or (iii) Buyer terminates this Agreement as permitted under Article 7. As used herein, the terms “Closing Date” shall mean the Portfolio Closing Date, the Lawrence Closing Date or the Gloucester Closing Date, as applicable and the term “Closing” shall mean the Portfolio Closing, the Lawrence Closing or the Gloucester Closing as applicable.

4. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Buyer shall have the period commencing on the Effective Date of this Agreement and ending on May 21, 2010 (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate. Notwithstanding the foregoing, Buyer shall have the period commencing on the Effective Date of this Agreement and ending on October 29, 2010 (the “Lawrence Due Diligence Period”) to perform environmental examinations and review the Lawrence Parcel with respect to those examinations. Notwithstanding the foregoing, Buyer shall have until and including August 31, 2010 (the “Gloucester Due Diligence Period”) to physically inspect the Gloucester Parcel, review the economic data, underwrite the tenants and review the Leases with respect to the Gloucester Parcel, conduct appraisals, perform examinations of the physical condition of the Improvements on the Gloucester Parcel, examine the Gloucester Parcel for the presence of Hazardous Materials, and to otherwise conduct such due diligence review of the Gloucester Parcel and all of the items to be furnished by Seller to Buyer regarding the same pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate.

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5. Seller’s Deliveries.

(a) Section 5.6.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

5.6.1. A separate special warranty deed or its equivalent for each of the Parcels identified in the Recitals (the “Deeds”) duly executed and acknowledged by either (i) Seller, if Seller has acquired title to the Parcels from Property Owner, or (ii) Property Owner, if Seller has not acquired title to the Parcels from Property Owner, substantially in the form for such Parcel attached hereto as Exhibits “E-1” through “E-7.”

(b) Exhibit “E-7” attached to this Fifth Amendment is hereby added to and made a part of the Original Agreement.

6. Entire Agreement. The Original Agreement, as modified by this Fifth Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Fifth Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

7. Counterparts. This Fifth Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Fifth Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have entered into this Fifth Amendment as of the date above first written.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP, a Texas limited partnership

By: Rainier Capital Acquisitions G.P., LLC, a Texas limited liability company
Its: General Partner

	By:	/s/ Thomas B. Mock
	Name:	Thomas B. Mock
	Its:	Authorized Person

Signature Page to Fifth Amendment to Real Estate Purchase Agreement

BUYER:	BC DEVELOPMENT CO., LLC, a Missouri limited liability company

	By:	/s/ Richard Baier
	Name:	Richard Baier
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Fifth Amendment to Real Estate Purchase Agreement

EXHIBIT “A-7”

LEGAL DESCRIPTION OF GLOUCESTER PARCEL

[TO BE ATTACHED]

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

[TO BE ATTACHED]

EXHIBIT “C”

RENT ROLLS AND SCHEDULE OF LEASES

[TO BE ATTACHED]

EXHIBIT “D”

[To be Attached in the Following Format]

Contract	Description	Start Date	End Date	Terminable?

EXHIBIT “E-7”

FORM OF DEED FOR GLOUCESTER PARCEL

[TO BE ATTACHED]

SCHEDULE 1.3

ALLOCATION OF PURCHASE PRICE

PROPERTY	ALLOCATED PURCHASE PRICE
Centerville, OH	$4,347,213
Lawrence, MA	$13,481,044
Sevierville, TN	$5,168,685
Cleveland, OH	$4,566,067
Richford, VT	$8,621,765
Gloucester, MA	$14,000,000
Durham, NC	$8,315,226

TOTALS	$58,500,000

SIXTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Sixth Amendment”) is entered into as of this 16th day of September, 2010, by and between Rainier Capital Acquisitions, LP, a Texas limited partnership (“Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated March 31, 2010 as amended by (i) that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010, (ii) that certain Second Amendment to Real Estate Purchase Agreement dated May 17, 2010, (iii) that certain Third Amendment to Real Estate Purchase Agreement dated May 21, 2010, (iv) that certain Fourth Amendment to Real Estate Purchase Agreement dated July 2, 2010 and (v) that certain Fifth Amendment to Real Estate Purchase Agreement dated August 6, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property as more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Section 1.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5 Closing Date.

1.5.1 The closing for all parcels other than the Lawrence Parcel and the Gloucester Parcel (the “Portfolio Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than July 14, 2010 (the “Portfolio Closing Date”).

1.5.2 The closing for the Lawrence Parcel (the “Lawrence Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than October 15, 2010 (the “Lawrence Closing Date”). Notwithstanding the foregoing, and provided Buyer has not received notice of an Event of Environmental Closure (as defined below) regarding the Lawrence Parcel prior to Buyer’s transmission of a written notice to Seller regarding its election to extend the Lawrence Closing Date (“Lawrence Extension Notice”), Buyer shall have the right to unilaterally extend the Lawrence Closing Date until such later date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than December 30, 2010. If Buyer desires to extend the Lawrence Closing Date to a date not later than December 30, 2010, Buyer shall deliver to Seller a Lawrence Extension Notice and the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Lawrence Extension Fee”) not less than one (1) Business Days nor more than five (5) Business Days prior to the Lawrence Closing Date. Notwithstanding the above, Buyer shall not be required to deliver the Lawrence Extension Fee in the event that either (i) the Portfolio Closing fails to occur in accordance with the terms of this Agreement or (ii) provided Buyer delivers a Lawrence Disapproval Notice in accordance with Section 3.2 below.

1.5.3 The closing for the Gloucester Parcel (the “Gloucester Closing”) shall take place through an escrow opened with Escrow Holder on such date as may be selected by Buyer upon not less than five (5) Business Days’ notice to Seller, but in no event later than October 15, 2010 (the “Gloucester Closing Date”).

1.5.4 Buyer shall have the right to unilaterally extend the Portfolio Closing Date for (i) an additional thirty-day period, (ii) a subsequent forty-eight-day period, and (iii) a further subsequent eleven-day period, beyond the Portfolio Closing Date provided in Section 1.5.1 above. For the absence of any doubt, such extensions would extend the Portfolio Closing Date until (1) August 13, 2010, (2) October 4, 2010, and (3) October 15, 2010. In order to exercise any of these rights to extend the Portfolio Closing Date, Buyer shall provide written notice to the Seller of its election to extend the Portfolio Closing Date (“Closing Extension Notice”) for an additional thirty (30) days and deliver to Seller the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Closing Extension Deposit”) not later than one (1) Business Day prior to the originally scheduled Portfolio Closing Date. If Buyer desires to extend the Portfolio Closing Date for an additional forty-eight days, Buyer shall deliver to Seller a second Closing Extension Notice and a second Closing Extension Deposit in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) not later than one (1) Business Day prior to the first extended Portfolio Closing Date. If Buyer desires to extend the Portfolio Closing Date for an additional eleven days, Buyer shall deliver to Seller a third Closing Extension Notice and a third Closing Extension Deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) not later than one (1) Business Day prior to the second extended Portfolio Closing Date. Any Closing Extension Deposits and the Lawrence Extension Fee delivered to Seller shall not be deemed part of

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the Deposit, but shall nevertheless be applied to the Purchase Price if the Portfolio Closing or the Lawrence Closing, as applicable, occurs. If the Portfolio Closing does not occur all Closing Extension Deposits, and if the Lawrence Closing does not occur the Lawrence Extension Fee, shall be retained by Seller unless the failure to close on the purchase of those parcels of the Property subject to the Portfolio Closing Date, or the failure to close on the purchase of the Lawrence Parcel (as applicable), results from either (i) Seller’s failure to execute and deliver the Deeds required by Section 5.6.1; (ii) Seller’s failure or refusal to satisfy at the Portfolio Closing or the Lawrence Closing all outstanding mortgages and deeds of trusts encumbering the Property; or the Lawrence Parcel, as applicable, or (iii) Buyer terminates this Agreement as permitted under Article 7. As used herein, the term “Closing Date” shall mean the Portfolio Closing Date, the Lawrence Closing Date or the Gloucester Closing Date, as applicable and the term “Closing” shall mean the Portfolio Closing, the Lawrence Closing or the Gloucester Closing as applicable.

1.5.5 As used in this Agreement, “Event of Environmental Closure” means a favorable response from the Massachusetts Department of Environmental Protection (“MDEP”) to the filing of a Method 3 Risk Characterization by the Property Owner with MDEP regarding the presence of contaminants located on the Lawrence Parcel in accordance with 310 CMR 40.0990, wherein a favorable response is a finding by MDEP of No Significant Risk from the presence of Hazardous Materials on the Lawrence Parcel.

2. Exercise of Closing Extensions. Buyer and Seller confirm that Buyer has exercised it right to extend the Closing Date until October 4, 2010 in accordance with Section 1.5 of the Original Agreement as amended by this Sixth Amendment and retains its right to extend the Closing Date until October 15, 2010 in accordance with 1.5 of the Original Agreement as amended by this Sixth Amendment.

3. Entire Agreement. The Original Agreement, as modified by this Sixth Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Sixth Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

4. Counterparts. This Sixth Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Sixth Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have entered into this Sixth Amendment as of the date above first written.

SELLER:	RAINIER CAPITAL ACQUISITIONS, LP,
a Texas limited partnership

	By:	Rainier Capital Acquisitions G.P., LLC,
a Texas limited liability company
	Its:	General Partner

		By:	/s/ Ken Dunn
		Name:	Ken Dunn
		Its:	President

Signature Page to Sixth Amendment to Real Estate Purchase Agreement

BUYER:	BC DEVELOPMENT CO., LLC,
a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Sixth Amendment to Real Estate Purchase Agreement